CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”. PURCHASE AND SALE AGREEMENT by and between Riley Exploration — Permian, LLC, as Seller, Targa Northern Delaware LLC, as Buyer and Riley Exploration Permian, Inc. (for the limited purposes set forth herein) Dated as of December 3, 2025

TABLE OF CONTENTS Page -i- ARTICLE I DEFINITIONS .........................................................................................................1 Section 1.01 Certain Definitions ..................................................................................1 Section 1.02 Other Definitional Provisions ...............................................................16 ARTICLE II PURCHASE AND SALE OF INTERESTS .......................................................17 Section 2.01 Purchase and Sale of Subject Interests..................................................17 Section 2.02 Estimated Closing Statement ................................................................18 Section 2.03 Post-Closing Purchase Price Adjustment..............................................18 Section 2.04 The Closing; Closing Deliveries ...........................................................20 Section 2.05 Cash Free & Indebtedness Free. ...........................................................22 Section 2.06 Withholding ..........................................................................................22 Section 2.07 Intended Tax Treatment ........................................................................22 Section 2.08 Tax Allocation.......................................................................................22 ARTICLE III REPRESENTATIONS AND WARRANTIES AS TO SELLER ...................23 Section 3.01 Organization and Standing....................................................................23 Section 3.02 No Conflicts ..........................................................................................23 Section 3.03 Governmental Consents ........................................................................24 Section 3.04 Proceedings; Orders ..............................................................................24 Section 3.05 Authority; Execution and Delivery; Enforceability ..............................24 Section 3.06 Subject Interests ....................................................................................24 Section 3.07 Brokerage Fees......................................................................................25 Section 3.08 Legal Compliance .................................................................................25 ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY......................................................................................................25 Section 4.01 Organization and Standing....................................................................25 Section 4.02 No Conflicts ..........................................................................................25 Section 4.03 Governmental Consents ........................................................................25 Section 4.04 Equity Interests of the Company...........................................................26 Section 4.05 Financial Statements .............................................................................26 Section 4.06 Undisclosed Liabilities..........................................................................26 Section 4.07 Absence of Changes..............................................................................27 Section 4.08 Assets ....................................................................................................27 Section 4.09 Proceedings; Orders ..............................................................................27 Section 4.10 Environmental Matters..........................................................................27 Section 4.11 Material Contracts.................................................................................28 Section 4.12 Real Property.........................................................................................28 Section 4.13 Personal Property ..................................................................................30 Section 4.14 Employee Matters .................................................................................30 Section 4.15 Tax Matters ...........................................................................................31 Section 4.16 Compliance with Laws..........................................................................32 Section 4.17 Affiliate Contracts.................................................................................32 Section 4.18 Unlawful Payments ...............................................................................32

TABLE OF CONTENTS (continued) Page -ii- Section 4.19 Insurance Policies .................................................................................33 Section 4.20 Intellectual Property ..............................................................................33 Section 4.21 Permits ..................................................................................................33 Section 4.22 Bank Accounts ......................................................................................34 Section 4.23 Bankruptcy ............................................................................................34 Section 4.24 Support Obligations ..............................................................................34 Section 4.25 Capital Expenditures .............................................................................34 Section 4.26 Regulatory Matters................................................................................34 Section 4.27 Business ................................................................................................35 Section 4.28 Affiliate Assignments ...........................................................................35 Section 4.29 Birdie Compressor Station ....................................................................35 ARTICLE V REPRESENTATIONS AND WARRANTIES AS TO BUYER.......................36 Section 5.01 Organization and Standing....................................................................36 Section 5.02 No Conflicts ..........................................................................................36 Section 5.03 Governmental Consents ........................................................................36 Section 5.04 Proceedings; Orders ..............................................................................36 Section 5.05 Authority; Execution and Delivery; Enforceability ..............................36 Section 5.06 Investment .............................................................................................37 Section 5.07 Investigation..........................................................................................37 Section 5.08 Brokerage Fees......................................................................................38 Section 5.09 Legal Compliance .................................................................................38 ARTICLE VI COVENANTS......................................................................................................38 Section 6.01 Confidentiality ......................................................................................38 Section 6.02 Tax Matters ...........................................................................................39 Section 6.03 Insurance ...............................................................................................41 Section 6.04 Intercompany Accounts and Affiliate Contracts...................................42 Section 6.05 D&O Indemnified Parties .....................................................................42 Section 6.06 Post-Closing Access to Books and Records .........................................42 Section 6.07 Press Releases and Communications ....................................................44 Section 6.08 Wrong Pockets ......................................................................................44 Section 6.09 Excluded Marks. ...................................................................................44 Section 6.10 Non-Compete. .......................................................................................45 Section 6.11 Post-Closing Assignments ....................................................................46 Section 6.12 Other Post-Closing Cooperation ...........................................................46 ARTICLE VII SURVIVAL AND REMEDIES ........................................................................47 Section 7.01 Survival .................................................................................................47 Section 7.02 Indemnification .....................................................................................47 Section 7.03 Procedure for Indemnification ..............................................................48 Section 7.04 Exclusive Remedy.................................................................................50 Section 7.05 Limitation of Claims; Mitigation ..........................................................50

TABLE OF CONTENTS (continued) Page -iii- Section 7.06 Materiality .............................................................................................51 Section 7.07 Tax Treatment of Indemnity Payments.................................................51 ARTICLE VIII BIRDIE COMPRESSOR STATION .............................................................51 Section 8.01 Conduct of Birdie Compressor Station .................................................51 Section 8.02 Efforts....................................................................................................52 Section 8.03 Access to Information ...........................................................................52 Section 8.04 Birdie Compression Services ................................................................53 Section 8.05 Representations and Warranties............................................................54 Section 8.06 Conditions to Obligations of Buyer ......................................................54 Section 8.07 Birdie Compressor Station Closing.......................................................55 Section 8.08 Termination ...........................................................................................56 ARTICLE IX MISCELLANEOUS............................................................................................57 Section 9.01 Notices ..................................................................................................57 Section 9.02 Assignment............................................................................................58 Section 9.03 Severability ...........................................................................................58 Section 9.04 Disclosure Schedules ............................................................................58 Section 9.05 Amendment; Waiver; Consent..............................................................59 Section 9.06 Entire Agreement ..................................................................................59 Section 9.07 Counterparts ..........................................................................................59 Section 9.08 Governing Law .....................................................................................59 Section 9.09 Jurisdiction; Venue; Service .................................................................60 Section 9.10 Waiver of Jury Trial ..............................................................................60 Section 9.11 Expenses................................................................................................60 Section 9.12 No Third-Party Beneficiaries ................................................................61 Section 9.13 Remedies ...............................................................................................61 Section 9.14 No Recourse ..........................................................................................61 Section 9.15 Release ..................................................................................................62 Section 9.16 Further Assurances................................................................................63 Section 9.17 Conflict Waiver; Attorney-Client Privilege ..........................................63 Section 9.18 Parent Guarantee ...................................................................................64

-iv- SCHEDULES Schedule A Estimated Closing Statement Schedule B Dovetail System Schedule C Birdie Compressor Station Further Matters EXHIBITS Exhibit A Earnout Payment Exhibit B Birdie Compressor Station Assignment Agreement (Real Property) Exhibit C Condensate Sale Agreement Exhibit D Water Disposal Agreement Exhibit E Birdie Compressor Station Assignment Agreement (Misc.) SELLER DISCLOSURE SCHEDULES Section 1.01(a) Knowledge Persons Section 1.01(b) Specified Pre-Closing Liabilities Section 1.01(c) Birdie Compressor Station Assets Section 3.02 Consents (Seller) Section 3.03 Governmental Consents (Seller) Section 4.02 Consents (Company) Section 4.03 Governmental Consents (Company) Section 4.04 Equity Interests Section 4.05 Financial Statements Section 4.06 Liabilities Section 4.08(a) Assets Section 4.10 Environmental Matters Section 4.11(a) Material Contracts Section 4.12(a) Owned Real Property Section 4.12(b) Real Property Leases Section 4.12(c) Easements Section 4.12(f) Lease Right Section 4.12(h) Pending Easements Section 4.12(j) Pending Easement Delay Section 4.13 Personal Property Section 4.15 Tax Matters Section 4.16 Compliance with Laws Section 4.17 Affiliate Contracts Section 4.19(a) Insurance Policies Section 4.19(b) Insurance Claims Section 4.21(a) Permits Section 4.21(b) Additional Permits Section 4.22 Bank Accounts

-v- Section 4.24 Support Obligations Section 4.25 Accrued Capital Expenditures Section 4.28 Affiliate Contracts Section 8.01(a) Conduct of Birdie Compressor Station

-1- PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 3, 2025 (the “Closing Date”), by and between Riley Exploration — Permian, LLC, a Delaware limited liability company (“Seller”), Targa Northern Delaware LLC, a Delaware limited liability company (“Buyer”) and, solely for the limited purposes set forth in Section 9.18, Riley Exploration Permian, Inc., a Delaware corporation (“Parent”). Buyer and Seller are sometimes referred to herein, collectively, as the “Parties,” and each of them is sometimes referred to herein, individually, as a “Party.” RECITALS WHEREAS, Seller owns 100% of the Equity Interests (as defined below) of Dovetail Midstream LLC, a Delaware limited liability company (the “Company”); and WHEREAS, on the terms and subject to conditions set forth in this Agreement, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, 100% of the Equity Interests of the Company (the “Subject Interests”). AGREEMENT NOW, THEREFORE, in consideration of the promises, representations and warranties and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth below: “A&R Gas Purchase Agreement” means that certain Amended and Restated Gas Purchase Agreement dated as of the Closing Date by and among Buyer, Parent, Silverback Exploration II, LLC, and Seller. “Accrued Capital Expenditures” has the meaning set forth in Section 4.25. “Additional Permits” has the meaning set forth in Section 4.21(b). “Adjustment Amount Excess” has the meaning set forth in Section 2.03(d). “Adjustment Amount Recoupment” has the meaning set forth in Section 2.03(d). “Affiliate” means any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with another Person. The term “Control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or

-2- otherwise. Any Person (Person X) will be also deemed to be an Affiliate of another Person (Person Y) if Person X owns fifty-one percent or more of the voting securities of Person Y; provided, however, that for purposes of this Agreement, except with respect to Section 4.28 (Affiliate Contracts), Section 6.01(b) (Confidentiality) (with respect to any Affiliate who receives Confidential Information from the Company) and for purposes of the definitions of “Affiliate Contract” and “Intercompany Accounts”, “Affiliates” of Seller shall be limited to Parent and any Person Controlled directly or indirectly by Parent (including Parent’s direct and indirect subsidiaries). Notwithstanding anything to the contrary in this Agreement (i) solely with respect to all periods prior to Closing, Seller shall be an Affiliate of the Company and (ii) for all periods following the Closing, Buyer shall be deemed an Affiliate of the Company. “Affiliate Contract” means any Contract between (a) the Company, on the one hand, and (b) (i) Seller or any of its Non-Company Affiliates or (ii) any director, manager, employee or officer of Seller or any of its Non-Company Affiliates, on the other hand. “Agreement” has the meaning set forth in the preamble hereof. “Allocation Schedule” has the meaning set forth in Section 2.08. “Assets” of any Person means any assets or properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person. “Assignment Agreement” means the assignment agreement entered into at the Closing by and between Seller and Buyer (or its designated Affiliate) with respect to the Subject Interests. “Base Purchase Price” means $75,000,000.00. “Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, individual consulting, profit-sharing, deferred compensation, incentive, bonus, equity or equity-based, change in control, retention, severance, transaction bonus, salary continuation, fringe benefit, employee loans and each other employee benefit plan, agreement, policy, program, practice, or arrangement. “Birdie Bringdown Exclusion” has the meaning set forth in Section 8.05. “Birdie Compression Services” has the meaning set forth in Section 8.04(a). “Birdie Compressor Station Assets” means the items set forth on Section 1.01(c) of the Seller Disclosure Schedules, including the Redbud Birdie Compressor Station Warranties. “Birdie Compressor Station Assignment Agreements” means the Birdie Compressor Station Assignment Agreements by and between RPOC and the Company to be dated as of the Birdie Compressor Station Closing Date, in the forms attached hereto as Exhibit B and Exhibit E. “Birdie Compressor Station Casualty Event” means any (i) loss, damage or destruction of any of the Birdie Compressor Station Assets as a result of any act of God, fire, explosion,

-3- collision, earthquake, windstorm, flood or other casualty event or any condemnation by any Governmental Authority or (ii) any other event (other than an event caused by any Buyer Indemnified Party (including the Company following Closing)) that prevents the two (2) 3616 compressor units included in the Birdie Compressor Station Assets from operating in compliance with Environmental Laws or otherwise incapable of passing a forty-eight (48) hour run test at 95% or more design flowrate as of and through the Birdie Compressor Station Closing. “Birdie Compressor Station Closing” has the meaning set forth in Section 8.07(b). “Birdie Compressor Station Closing Date” has the meaning set forth in Section 8.07(b). “Birdie Compressor Station Consents” means (a) 2006 Base Contract for Sale and Purchase of Natural Gas, dated April 21, 2025, between DCP Midstream Marketing, LLC and the Company; (b) Transaction Electronic Communication Mechanism Agreement, dated March 19, 2025, by and between Transwestern Pipeline Company, LLC and the Company; (c) Interconnect and Operating Agreement dated November 1, 2024 by and between Transwestern Pipeline Company and Parent; and (d) Road Bore (CR44 - RPA-2025-137) issued to the Company by the County of Eddy, New Mexico, dated March 12, 2025. “Birdie Compressor Station Interim Period” has the meaning set forth in Section 8.01. “Birdie Compressor Station Outside Date” has the meaning set forth in Section 8.08(a)(ii). “Birdie Compressor Station Purchase Price” means $10,000,000. “Business” means the construction and development (and, to the extent operational, the operations) of the Dovetail System, in each case as conducted as of the date hereof (including the Birdie Compressor Station Assets). “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are required or authorized by Law to be closed in Houston, Texas, or New York, New York. “Buyer” has the meaning set forth in the preamble hereof. “Buyer Indemnified Parties” has the meaning set forth in Section 7.02(a). “Buyer Prepared Tax Returns” has the meaning set forth in Section 6.02(c)(iii). “Buyer Released Person” has the meaning set forth in Section 9.15(b). “Buyer Releasing Person” has the meaning set forth in Section 9.15(a). “Capital Expenditures Adjustment Amount” means, without duplication, the aggregate out of pocket capital expenditures paid by (and not otherwise reimbursed to) Seller, the Company or any of its or their Affiliates, for engineering, procurement, construction and start-up activities in connection with the Dovetail System (including, for the avoidance of doubt, the Birdie Compressor Station Assets but excluding, in each case, any capitalized interests, any amounts with

-4- respect to asset retirement obligations, any lease termination costs and any costs related water assets held, or previously held, by the Company); provided, however, in no event will the “Capital Expenditures Adjustment Amount” be in excess of $48,549,843. “Claim” means any demand, dispute, claim, lawsuit, Proceeding, governmental investigation or audit, administrative order or notice sent or given by a Person to another Person in which the former asserts that it has suffered a Loss or has become party to a Proceeding that is the responsibility of the latter. “Closing” has the meaning set forth in Section 2.04(a). “Closing Adjustment Amount” means an amount (which may be positive or negative), calculated without duplication, equal to the sum of (a) the Capital Expenditures Adjustment Amount, minus (b) the Pre-Closing Costs, minus (c) the Indebtedness Amount, minus (d) the Transaction Expenses. “Closing Date” has the meaning set forth in the preamble hereof. “Closing Statement” has the meaning set forth in Section 2.03(a). “Closing Statement Date” has the meaning set forth in Section 2.03(a). “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. “Company” has the meaning set forth in the recitals hereof. “Company Assets” has the meaning set forth in Section 4.08(a). “Company Easements” has the meaning set forth in Section 4.12(c). “Company Owned Real Property” has the meaning set forth in Section 4.12(a). “Company Personal Property” has the meaning set forth in Section 4.13. “Company Real Property Lease” has the meaning set forth in Section 4.12(b). “Company Taxes” means any Taxes imposed on the Company or Taxes with respect to any Assets of the Company (including, for the avoidance of doubt, any Tax imposed on or with respect to the Birdie Compressor Station Assets); provided, however, that Company Taxes shall not include (i) Flow-Through Taxes or (ii) Transfer Taxes. “Condensate Sale Agreement” means that certain Condensate Sale Agreement dated as of the Birdie Compressor Station Closing Date, by and between the Company and Seller, substantially in the form attached hereto as Exhibit C. “Confidential Information” has the meaning set forth in Section 6.01(b).

-5- “Confidentiality Agreement” means the Confidentiality Agreement, dated as of September 26, 2025, by and between Targa Resources Partners LP, a Delaware limited partnership, and Parent. “Consent” means any Permit, clearance, consent, approval, authorization, amendment, expiration or termination of applicable waiting period (including any extension thereof), exemption, waiver or variance. “Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income Tax Returns and any similar group under non-U.S., state or local Law. “Contract” means any legally binding agreement, contract, lease, license, indenture, mortgage, note, instrument, bond, guaranty or other legally binding commitment or undertaking. “Contracting Party” has the meaning set forth in Section 9.14. “Control” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, Contract or otherwise. “D&O Indemnified Parties” has the meaning set forth in Section 6.05(a). “De Minimis Amount” has the meaning set forth in Section 7.05(b). “Deductible” has the meaning set forth in Section 7.05(b). “Designated Accountant” has the meaning set forth in Section 2.03(c). “Dispute” has the meaning set forth in Section 9.08. “Dispute Statement” has the meaning set forth in Section 2.03(b). “Disputed Item” has the meaning set forth in Section 2.03(b). “Dovetail System” means the (a) existing gas gathering and compression assets and (b) the gas gathering assets and compression under construction, in each case as further described on Schedule B attached hereto (and, for the avoidance of doubt, after giving effect to the assignment of the Birdie Compressor Station Assets to the Company), and in each case any ancillary equipment, meters, valves and other personal property related thereto. “Earnout Payment” has the meaning set forth in Exhibit A. “Easement Real Property” has the meaning set forth in Section 4.12(c). “Easements” means easements, rights-of-way, access agreements, licenses and land use permits, together with all amendments, modifications and supplements thereto.

-6- “Environmental Law” means any applicable Law relating to pollution or the protection of the environment (including ambient air, water, soil and natural resources), the generation, use, treatment, storage, disposal, release, threatened release, or exposure to any Hazardous Substances, pipeline safety, and human health and safety. “Equity Interests” means, with respect to any Person, (a) any corporate stock, shares, partnership interests, limited liability company interests, membership interests or units, or any other equity interests of, or other equity participation in, such Person that confers on any other Person the right to receive a share of the profits and losses of, or distribution of the Assets of, such Person; and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including equity appreciation, phantom stock or equity, profit participation, capital participation or other similar rights). “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any employer, trade, or business (whether or not incorporated) that would be treated together with the Company as a “single employer” within the meaning of Section 414 of the Code. “Estimated Adjustment Amount” has the meaning set forth in Section 2.02. “Estimated Closing Statement” has the meaning set forth in Section 2.02. “Excluded Marks” means “Dovetail,” “Riley,” “Riley Exploration,” “Riley Exploration Permian,” “REP” and any variants thereof. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended. “FERC” has the meaning set forth in Section 4.26(a). “Final Settlement Date” has the meaning set forth in Section 2.03(b). “Financial Statement Date” has the meaning set forth in Section 4.05. “Financial Statements” has the meaning set forth in Section 4.05. “Flow-Through Tax Return” means the IRS Form 1065 of the Company and any other Tax Return of the Company relating to Flow-Through Taxes. “Flow-Through Taxes” means Income Taxes determined on a flow-through basis with respect to the Company (i.e., reported at the Company level but that are imposed on the direct or indirect owners of the Company by allocating or attributing to such owners all of the Company’s items of income, gain, loss, deduction and other relevant tax attributes). “Fraud” means, with respect to any Person, any breach or inaccuracy of any representation or warranty set forth in any Transaction Document made by such Person in the Agreement or in

-7- any certificate delivered pursuant hereto by such Person that constitutes actual and intentional common law fraud under the Laws of the State of Texas; provided, that, notwithstanding anything to the contrary, “Fraud” shall not include equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud, any torts (including a claim for fraud) based on negligence or recklessness, negligent misrepresentation or omission or knowledge of the fact that the Person making such representation or warranty does not have sufficient information to make the statement contained in such representation or warranty, but which is nevertheless made as a matter of contractual risk allocation. “Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Organization and Standing); Section 3.02(a) (No Conflicts); Section 3.05 (Authority; Execution and Delivery; Enforceability); Section 3.06 (Subject Interests); Section 3.07 (Brokerage Fees); Section 4.01 (Organization and Standing); Section 4.02(a) (No Conflicts); Section 4.04 (Equity Interests of the Company); Section 4.15(k) (Tax Classification); Section 4.17 (Affiliate Contracts); Section 4.25(b) (Capital Expenditures); Section 4.27 (Business); Section 5.01 (Organization and Standing); Section 5.02(a) (No Conflicts); Section 5.05 (Authority; Execution and Delivery; Enforceability); and Section 5.08 (Brokerage Fees). “GAAP” means generally accepted accounting principles in the United States as in effect from time to time. “Government Official” means any officer or employee of a Governmental Authority, a public international organization, or any department or agency thereof or any person acting in an official capacity for such Governmental Authority. “Governmental Authority” means any (a) national, federal, state, tribal, provincial or local governmental authority, or any political subdivision of any of the foregoing, (b) any court of competent jurisdiction, administrative agency or commission, tribunal or arbitral body or (c) any quasi-governmental authority or similar instrumentality of any governmental authority. “Guaranteed Obligations” has the meaning set forth in Section 9.18. “Hazardous Substance” means any substance that is (a) listed, classified, regulated or defined pursuant to any Environmental Law to be a hazardous waste, hazardous substance, hazardous material, toxic substance, or terms of similar import, due to its dangerous or deleterious properties or characteristics, (b) any petroleum product and any derivative or by-product thereof, (c) any friable asbestos-containing material, (d) any radioactive material, (e) any polychlorinated biphenyls, (f) any urea formaldehyde, and (g) any per- and polyfluoroalkyl substances. “Hedging Arrangement” means any forward, future, swap, collar, put, call, floor, cap, exchange, hedging, option or other similar Contract the purpose of which is to benefit from, or reduce the risk of, fluctuations in the price of any commodity (including natural gas or power). “ICA” has the meaning set forth in Section 4.26(a). “Improper Payment Laws” means the FCPA, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of

-8- Foreign Official in International Business Transactions, and any other applicable law regarding anti-bribery or illegal payments or gratuities. “Incidental Liquids” means any liquid hydrocarbons accumulating in drips, separators, equipment, and/or pipelines recovered on the Birdie Compressor Station Assets, including dirty oil, line drip, scrubber oil, compression and separator liquids, and condensate. “Income Taxes” means (a) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, New Mexico gross receipts, New Mexico compensating tax, real or personal property, transfer or other similar Taxes), (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above (but excluding ad valorem, property, excise, severance, production, sales, use, New Mexico gross receipts, New Mexico compensating tax, real or personal property transfer or other similar Taxes), and (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clause (a) or (b) above. “Indebtedness” means (without duplication) the following obligations: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations for the deferred purchase price of property, goods or services (including “earn outs” and “seller notes” but excluding any Accrued Capital Expenditure), (d) any reimbursement obligations with respect to amounts that have been drawn under outstanding letters of credit, surety bonds or similar instruments, (e) any obligations required to be classified and accounted for as capital lease obligations on a balance sheet in accordance with GAAP, (f) the net settlement amount of any Hedging Arrangements, (g) any guaranty of any of the obligations described in clauses (a) through (f), (h) any obligations in the nature of Taxes, accrued fees, interest, premiums, breakage or make-whole payments or penalties with respect to any of the foregoing, and (i) any accrued and unpaid (based on then-available estimates) Pre-Closing Company Taxes. “Indebtedness Amount” means, as of the Closing, an amount equal to the aggregate amount of Indebtedness of the Company that is outstanding. “Indemnified Party” has the meaning set forth in Section 7.03(a). “Indemnifying Party” has the meaning set forth in Section 7.03(a). “Insurance Policies” has the meaning set forth in Section 4.19. “Intellectual Property Rights” means all rights in United States and foreign: (a) patents, patent applications, utility models or statutory invention registrations (whether or not filed), and invention disclosures; (b) Trademarks; (c) copyrights, whether registered or unregistered, and registrations and applications for registration thereof (whether or not filed) and other works of authorship, whether or not published; (d) trade secrets, proprietary information, confidential information, know-how, inventions, customer lists and information, supplier lists, manufacturer lists, manufacturing and production processes and techniques, blueprints, drawings, schematics,

-9- manuals, software, firmware and databases; (e) domain names and uniform resource locators and all contractual rights relating to the foregoing; (f) the right to sue and collect damages for any past, present, and future infringement, misappropriation, or other violation of any of the foregoing; and (g) moral rights relating to any of the foregoing. “Intended Tax Treatment” has the meaning set forth in Section 2.07. “Intercompany Accounts” means any accounts, balances, payables, receivables or Indebtedness (other than Pre-Closing Company Taxes to the extent included in Indebtedness) or other amounts owing between (a) Seller or any of its Non-Company Affiliates, on the one hand, and (b) the Company, on the other hand. “IRS” means the United States Internal Revenue Service. “Knowledge of Seller” means the actual knowledge of any Person set forth on Section 1.01(a) of the Seller Disclosure Schedules after making reasonable inquiry of such Person’s direct reports. “Laws” means all laws, constitutions, treaties, acts, statutes, rules, regulations, tariffs, codes, common law, policies, directives, guidelines, circulars and ordinances of any Governmental Authority and other requirements of any Governmental Authority having the force or effect of law and all Orders. “Leased Real Property” has the meaning set forth on Section 4.12(b). “Liability” means any Loss, commitment or obligation or liability of any nature (whether pecuniary or not, known or unknown, whether asserted or unasserted, whether absolute or contingent, whether matured or unmatured, whether determined or determinable, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including those arising under any Contract or Law. “Liens” means any lien, mortgage, security interest, pledge, charge, claim, encroachment, Easement, Preferential Rights, security interest, encumbrance or other similar matter. “Losses” means any and all actual losses, damages, fines, penalties, claims, Taxes, interest payments, awards, payments, charges, sanctions, assessments, judgments, settlements, and other costs and expenses (including out-of-pocket costs and expenses of Proceedings, amounts paid in connection with any assessments, judgments or settlements relating thereto, court costs, and reasonable fees and expenses of attorneys, accountants, experts and other third party consultants incurred in connection with defending against any such Proceedings). “Material Adverse Effect” means any circumstance, change, fact, event, effect, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on (x) the Company or the Dovetail System, or (y) the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that in the case of clause (x) only, “Material Adverse Effect” shall not include a material adverse effect resulting from (i) general changes in commodity prices; (ii) changes in condition or developments generally applicable to the oil and gas industry

-10- in the United States or any areas where the Dovetail System is located; (iii) economic, financial, credit, or political conditions and general changes in markets; (iv) orders, acts, or failures to act of Governmental Authorities; (v) civil unrest or similar disorder, terrorist acts, or any outbreak of hostilities or war; (vi) changes in Laws or GAAP; (vii) effects or changes that are cured or no longer exist by the Closing; (viii) any effect resulting from any breach, violation or non- performance of this Agreement by Buyer or any of its Affiliates; or (ix) the announcement of the transactions contemplated hereby or the performance of the covenants set forth in Article VI; except in the cases of clauses (i)-(vii) to the extent that such change, event, occurrence, fact, condition, effect or development has a disproportionate impact on the business, condition (financial or otherwise), results of operations, assets or liabilities or prospects of the Company, relative to other similarly situated industry participants, then solely the incremental disproportionate impact on the Company or the Dovetail System may be taken into account in determining whether a Material Adverse Effect had, has, or would reasonable be expected to have occurred. “Material Contracts” has the meaning set forth in Section 4.11(a). “NGA” has the meaning set forth in Section 4.26(a). “NGPA” has the meaning set forth in Section 4.26(a). “NMPRC” has the meaning set forth in Section 4.26(b). “Non-Company Affiliate” means any Affiliate of Seller other than the Company. “Non-Recourse Party” has the meaning set forth in Section 9.14. “Non-Reimbursable Damages” has the meaning set forth in Section 7.05(d). “Order” means any binding order, consent order, decision, ruling, writ, judgment, injunction, stipulation, decree, charge or award issued, promulgated or entered by or with any Governmental Authority. “Organizational Documents” means, with respect to (a) any corporation, its articles or certificate of incorporation and bylaws or documents of similar substance, (b) any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance, (c) any partnership (whether general or limited), its certificate of partnership and partnership agreement or documents of similar substance and (d) any other entity, its organizational and governing documents of similar substance to any of the foregoing. “Parent” has the meaning set forth in the preamble hereof. “Party” or “Parties” has the meaning set forth in the preamble hereof. “Pending Easements” means Easements required for the development, ownership, operation or maintenance of the Dovetail System or the Pipelines which the Company or its

-11- Affiliates are in the process of obtaining that have not, as of the date hereof, been obtained by the Company. “Permit” means any clearance, consent, approval, authorization, amendment, franchise, license, registration, permit, exemption, waiver, variance, qualification, declaration, designation, registration, or certificate of, with or to, granted by, or obtained from, any Governmental Authority, as applicable, including under Environmental Laws. “Permitted Liens” means (a) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s or other similar Liens, that arise in the ordinary course of business and relate to amounts not yet delinquent or which are being contested in good faith by appropriate Proceedings, (b) Liens for Taxes, assessments, governmental charges or levies that are not yet delinquent or, if delinquent, that are being contested in good faith by appropriate Proceedings, (c) pledges or deposits to secure obligations under workers’ compensation Laws, unemployment insurance Laws or similar Laws or to secure public or statutory obligations, (d) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, (e) Liens affecting the fee interest of the lessor in Leased Real Property or Easement Real Property, to the extent not prohibited by the applicable Company Real Property Lease or Company Easement, (f) Liens securing Indebtedness that will be released at or prior to the Closing, (g) with respect to the Real Property, (i) zoning and building codes and other similar restrictions which are not violated by the current or contemplated use of the affected property, (ii) Easements filed of record in the applicable real property records, (iii) the terms and conditions of each Company Real Property Lease and Company Easement, and (iv) imperfections of title (excluding the existence of mortgages, deeds of trust, security interests and other monetary Liens, ownership claims and fractional ownership), if any, in each case of clause (i) through (iv) that would not, individually or in the aggregate, reasonably be expected to materially impair the development or the continued use, occupancy or value of the Real Property subject thereto and (h) Liens expressly created by this Agreement or otherwise by or on behalf of Buyer or any of its Affiliates from and after the Closing. “Person” means any individual, partnership (whether general or limited), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity (including any Governmental Authority). “Pipelines” means all pipelines or transport conduit owned, used or contemplated to be installed by or on behalf of the Company in respect of the Dovetail System. “Pre-Closing Birdie Compressor Station Assignment” means the Company’s or an applicable Affiliate’s assignment of the Birdie Compressor Station Assets to RPOC prior to the date hereof. “Pre-Closing Company Taxes” means (a) all Company Taxes (other than Company Taxes imposed on or with respect to the Birdie Compressor Station Assets) attributable to a Pre-Closing Tax Period ending prior to the Closing Date and (b) all Company Taxes imposed on or with respect to the Birdie Compressor Station Assets attributable to a Pre-Closing Tax Period ending prior to the Birdie Compressor Station Closing Date, each as determined in accordance with Section 6.02(d).

-12- “Pre-Closing Costs” means the unpaid costs and expenses of the Company on or prior to the Closing Date, including fuel and electricity expenses; provided, however, “Pre-Closing Costs” shall not include the Accrued Capital Expenditures or any Tax Liabilities. “Pre-Closing Tax Period” means, without duplication: (a) any taxable period ending prior to the Closing Date or Birdie Compressor Station Closing Date, as applicable, and (b) with respect to any Straddle Period, the portion of such Straddle Period beginning on the first day of such Straddle Period and ending prior to the Closing Date or Birdie Compressor Station Closing Date, as applicable. “Preferential Right” means preferential rights to purchase, options, puts or calls, preemptive right, rights of first refusal or other similar purchase right (excluding, for the avoidance of doubt, restrictions on assignment). “Preliminary Purchase Price” means an amount equal to (a) the Base Purchase Price, plus (b) the Estimated Adjustment Amount, less (c) the Birdie Compressor Station Purchase Price. “Proceeding” means any action, claim, cross-claim, counterclaim, complaint, charge, demand, examination, mediation, audit, hearing, investigation, litigation, suit, arbitration or other proceeding, in each case, whether legal, administrative or arbitral, by or before any Governmental Authority. “PUHCA” has the meaning set forth in Section 4.26(a). “Purchase Price” means the Preliminary Purchase Price, as may be adjusted following the Closing in accordance with Section 2.03. “Real Property” has the meaning set forth in Section 4.12(c). “Redbud” means Redbud Partners, LLC. “Redbud Birdie Compressor Station Warranties” means any warranties provided by Redbud in the Redbud New Agreements. “Redbud New Agreements” means that certain Master Service Agreement dated as of December 3, 2025, by and between Redbud and RPOC. “Redbud Pipeline Warranties” means any warranties provided by Redbud for in the Redbud Terminated Agreements, which remain in effect in accordance with the terms of the Redbud Termination and Release. “Redbud Terminated Agreements” means (i) that certain Master Services Agreement, dated as of August 11, 2024, by and between Redbud and the Company, (ii) that certain Statement of Work, dated as of February 1, 2025, by and between Redbud and the Company and (iii) that certain Construction Services Agreement, dated as of October 4, 2024, by and between Redbud and the Company.

-13- “Redbud Termination and Release” means that certain Termination and Release Agreement, dated November 26, 2025, between Redbud and the Company. “Remedies Exception” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, including as to the availability of the remedy of specific performance or other injunctive relief. “Representatives” means, with respect to any Person, such Person’s members, partners, other equityholders, financing sources (including lenders), trustees, directors, managers, officers, employees, attorneys, accountants, financial advisors, consultants, other advisors, representatives and other agents acting for or on behalf of such Person. “Right” means any option, warrant, convertible or exchangeable security or other right to subscribe for, purchase or otherwise acquire any Equity Interest or other security of any class, with or without payment of consideration, either immediately or upon the occurrence of a specified date or specified event or the satisfaction of any other condition. “Riley GGA” means that certain Gas Gathering Agreement, dated March 1, 2025, between Company and Seller. “Riley GGA Amendment” means an amendment to the Riley GGA providing that the Riley GGA shall terminate upon the Project In-Service Date (as defined in the A&R Gas Purchase Agreement). “RPOC” means Riley Permian Operating Company, LLC, a Delaware limited liability company. “Seller” has the meaning set forth in the preamble hereof. “Seller Consolidated Group” means any Consolidated Group of which each of (a) the Company and (b) Seller or an Affiliate of Seller (other than the Company), is or was a member on or prior to the Closing Date. “Seller Consolidated Return” means any Tax Return of a Seller Consolidated Group. “Seller Counsel” has the meaning set forth in Section 9.17(a). “Seller Credit Facility” means the credit facilities established pursuant to that certain Credit Agreement, dated as of September 28, 2017, among Riley Exploration Permian, Inc., as Parent, and Riley Exploration – Permian, LLC, as borrower thereunder, the lenders from time to time party thereto, and Truist Bank, as administrative agent and issuing bank thereunder, as amended prior to the date hereof. “Seller Credit Support Obligations” has the meaning set forth in Section 4.24.

-14- “Seller Disclosure Schedules” means the disclosure schedules (including any attachments thereto) delivered by Seller to Buyer on the Closing Date concurrently with the execution and delivery of this Agreement. “Seller Indemnified Parties” has the meaning set forth in Section 7.02(b). “Seller Prepared Tax Returns” has the meaning set forth in Section 6.02(c)(ii). “Seller Released Person” has the meaning set forth in Section 9.15(a). “Seller Releasing Person” has the meaning set forth in Section 9.15(b). “Seller Taxes” means, without duplication, any and all Liability relating to: (i) any and all Pre-Closing Company Taxes; (ii) any and all Taxes (other than Company Taxes and Transfer Taxes) of or imposed on Seller or any of its direct or indirect owners or Affiliates (other than the Company) for any Tax period by applicable Law; (iii) any Taxes imposed on the Company or for which the Company otherwise becomes liable by reason of having been a member of any Consolidated Group on or prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or non-U.S. Law; (iv) any and all Taxes imposed on or with respect to the ownership or operation of any Assets expressly excluded from the transactions contemplated by this Agreement pursuant to the terms of this Agreement; and (v) any and all Taxes of a Person (other than the Company) for which the Company is or becomes liable as a transferee or successor, by contract or other agreement or arrangement, assumption, or operation of law, which Taxes relate to an event, relationship or transaction occurring or existing prior to the Closing Date; provided, however, that Seller Taxes shall not include any Pre-Closing Company Taxes that were accounted for in the calculation of the Indebtedness Amount to determine the Purchase Price. “Specified Pre-Closing Liabilities” means (a) all Liabilities relating to any employee of Seller or its Affiliates arising from, or related to events, facts or circumstances occurring prior to the Birdie Compressor Station Closing, including but not limited to, such Liabilities related to employment or engagement by Seller or its Affiliates, termination of employment or engagement, health and safety, workers’ compensation, personal injury, employee benefit plans, compensation and other similar arrangements by Seller or its Affiliates and any claims relating thereto, (b) any business of the Company or its Affiliates other than the Business, (c) Liabilities relating to personal injury (whether with respect to employees of Seller or its Affiliates or Third Parties) and damage to Third Party property, in each case to the extent arising in connection with the operation of the Business prior to the Closing Date, (d) any Liabilities relating to Third-Party Claims related to the ownership or operation of the Birdie Compressor Station Assets prior to the Birdie Compressor Station Closing, including, but not limited to, the items set forth on Section 1.01(b) of, and other Liabilities referenced in, the Seller Disclosure Schedules (provided, that Buyer’s remedies for any breach of Article III and Article IV shall not be affected by this clause (d)) and (e) all Liabilities relating to any Claim made by Redbud or any of its Affiliates against the Company or any of its Affiliates relating to the Redbud Terminated Agreements or the Redbud New Agreements. “Straddle Period” means any taxable period beginning before, and ending on or after, the Closing or Birdie Compressor Station Closing Date, as applicable.

-15- “SUA Assignment Agreement” means that certain Assignment Agreement, dated as of the Closing, by and among the Company and the Seller. “Subject Interests” has the meaning set forth in the recitals hereof. “Tax” or “Taxes” means: (a) any and all U.S. federal, state, local or non-U.S. taxes, assessments, duties, levies, imposts or other similar charges in the nature of a tax imposed by a Governmental Authority, including all income, profits, gross or net receipts, capital gains, capital stock, property, sales, use, capital gain, transfer, excise, license, production, franchise, employment, social security, occupation, payroll, registration, capital, government pension or insurance, stamp or documentary, value added, goods and services, business or occupation, New Mexico gross receipts, New Mexico compensating tax, withholding (including backup withholding) and estimated taxes or other Tax of any kind whatsoever, whether disputed or not, together with any fines, penalties, interest or additions with respect thereto or any Tax Returns imposed by any Governmental Authority and (b) any Liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group. “Tax Contest” has the meaning set forth in Section 6.02(f). “Tax Proceeding” has the meaning set forth in Section 6.02(a). “Tax Purchase Price” has the meaning set forth in Section 2.08. “Tax Returns” means any return, declaration, report, claim for refund, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax. “Third Party” has the meaning set forth in Section 7.03(a). “Third-Party Claim” has the meaning set forth in Section 7.03(a). “Trademarks” means, collectively, trademarks, service marks, logos, designs, trade names, trade dress, domain names and corporate names and registrations and applications for registration thereof (whether or not filed) and the goodwill associated therewith. “Transaction Documents” means this Agreement, the Assignment Agreement, the A&R Gas Purchase Agreement, the Riley GGA Amendment and all other documents delivered or required to be delivered by any Party (or its applicable Affiliate) pursuant to this Agreement. “Transaction Expenses” means the sum of all costs, fees, expenses and disbursements incurred or otherwise payable by the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and the performance and consummation of the transactions contemplated hereby and thereby, including (i) the costs, fees, expenses and disbursements of counsel, accountants, financial advisors, investment bankers, experts, consultants and other advisors or service providers, in each case, that have not been paid at or prior to the Closing by the Company or at or prior to the Closing by Seller

-16- or any of its Non-Company Affiliates and (ii) any Taxes imposed on the Company in respect of the incurrence or payment of any of the foregoing. “Transfer Taxes” means any and all sales, use, New Mexico gross receipts taxes, New Mexico compensating taxes, transfer, stamp, documentary, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement. “Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code. “Union” has the meaning set forth in Section 4.14(b). “Water Disposal Agreement” means that certain Water Disposal Agreement, dated as of the Birdie Compressor Station Closing Date, by and between the Company and Seller, substantially in the form attached hereto as Exhibit D. Section 1.02 Other Definitional Provisions. (a) All references in this Agreement to Exhibits, Schedules (including the Seller Disclosure Schedules), Articles, Sections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules (including the Seller Disclosure Schedules), Articles, Sections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Headings, captions or titles appearing at the beginning of any Articles, Sections, clauses or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. (b) The Exhibits and Schedules (including the Seller Disclosure Schedules) to this Agreement are attached hereto and by this reference incorporated herein for all purposes. Any capitalized terms used in any Exhibit or Schedule (including the Seller Disclosure Schedules) attached hereto and not otherwise defined therein shall have the meaning set forth in this Agreement. (c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular clause or other subdivision thereof unless expressly so limited. The words “this Article,” “this Section,” “this clause,” and words of similar import, refer only to the Article, Section, clause or other subdivision hereof in which such words occur. The word “or” has the inclusive meaning “and/or,” and the word “including” (and correlative forms thereof) shall be deemed to be followed by the phrase “without limitation.” References to “written” or “in writing” include in electronic form. (d) All references to “$,” “U.S. Dollars,” “Dollars” and “dollars” and other monetary figures shall be deemed to refer to United States currency unless otherwise expressly provided herein. All accounting terms used but not defined herein shall have the meanings given to them under GAAP. (e) Pronouns in masculine, feminine or neuter genders shall be construed to include any other gender, and words, terms and titles (including terms defined herein) in the

-17- singular form shall be construed to include the plural and vice versa, in each case, unless the context otherwise requires. (f) Unless the context otherwise requires, any reference to (i) any Person shall be deemed to refer to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities, (ii) any Law shall be deemed to refer to all rules and regulations promulgated thereunder and (iii) any Contract or Law shall be deemed to refer to such Contract or Law as amended, restated, supplemented or otherwise modified from time (and in the case of any Contract, in accordance with the terms hereof or thereof, as applicable), and in effect at any given time (and in the case of any Law, to any successor provisions). (g) Any reference to any “day” or any number of “days” without explicit reference to “Business Days” shall be deemed to refer to a calendar day or number of calendar days. If any action is to be taken on or by a particular calendar day that is not also a Business Day, then such action may be deferred until the immediately succeeding Business Day. (h) The phrases “delivered,” “provided,” “furnished,” “made available” or words of similar import when used with respect to information or documents means that such information or documents have been physically or electronically delivered to the relevant receiving party. (i) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” (j) The Parties and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen jointly by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. (k) Except as the context may otherwise expressly require, (i) if the “Closing” or the “Closing Date” is used with respect to the Birdie Compressor Station Assets, they shall instead refer to the Birdie Compressor Station Closing and the Birdie Compressor Station Closing Date if and when they occur and (ii) the representations and warranties of Seller in this Agreement assume that the Birdie Compressor Station Assets are owned by the Company (and not Seller) (other than any representation or warranty of Seller that by their nature relate to the consummation of the transactions contemplated by this Agreement). ARTICLE II PURCHASE AND SALE OF INTERESTS Section 2.01 Purchase and Sale of Subject Interests. (a) Upon the terms set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Subject Interests, free and clear of all Liens (other than Liens arising under the Organizational Documents of the Company and Liens relating to the transferability of securities arising under applicable securities Laws and Liens

-18- created by or on behalf of Buyer or any of its Affiliates), in consideration for the Purchase Price and, pursuant to the terms set forth in Exhibit A, the Earnout Payment. The Preliminary Purchase Price may be subject to adjustment after the Closing pursuant to Section 2.02. (b) Upon the terms set forth in this Agreement, in consideration of the delivery by Seller of the Subject Interests, Buyer shall, by wire transfer of immediately available United States funds to one or more accounts previously designated in writing by Seller, pay to Seller at the Closing an amount equal to the Preliminary Purchase Price. Section 2.02 Estimated Closing Statement. Prior to the Closing Date, Seller has delivered to Buyer (a) a written statement (the “Estimated Closing Statement”) setting forth in reasonable detail Seller’s good faith estimate (along with reasonable supporting documentation), of (i) the Closing Adjustment Amount (the “Estimated Adjustment Amount”) and (ii) the resulting Preliminary Purchase Price and (b) wire transfer instructions for payment of the Preliminary Purchase Price. The Estimated Closing Statement is attached hereto as Schedule A. Section 2.03 Post-Closing Purchase Price Adjustment. (a) No later than the earlier to occur of (i) one hundred twenty (120) days after the Birdie Compressor Station Closing Date or (ii) thirty (30) days after the termination of Article VIII in accordance with its terms (the “Closing Statement Date”) (provided, however, in no event will the Closing Statement Date be prior to one hundred twenty (120) days following the date hereof), Buyer may prepare and deliver to Seller a written statement, at the sole expenses of Buyer (the “Closing Statement”), setting forth in reasonable detail Buyer’s good faith determination of the Closing Adjustment Amount, together with reasonable supporting calculations and documents used in the preparation of the Closing Statement, which shall be prepared in a manner consistent with the methodology described on, and used in the preparation of, Schedule A, and if Buyer thereafter fails to deliver the Closing Statement pursuant to this Section 2.03(a) on or before the Closing Statement Date, without limiting the remedies of Seller hereunder (including under Section 2.03(b)), the Estimated Closing Statement shall be deemed to be the Closing Statement and the Preliminary Purchase Price shall be deemed to be the Purchase Price. Buyer and the Company, on the one hand, and Seller, on the other hand, shall provide to each other Party and its respective Representatives reasonable access during normal business hours to their respective Representatives and to their respective books and records as may be reasonably requested by the other Party for purposes of Buyer’s preparation of the Closing Statement and Seller and its Representatives’ review of the Closing Statement, as applicable. (b) The Closing Statement and all items set forth therein shall become final and binding on the Parties on the date (the “Final Settlement Date”) that is either (i) the earlier to occur of (A) forty-five (45) days after Seller’s receipt thereof or (B) the date, after Buyer’s delivery of the Closing Statement, that Seller delivers a written notice to Buyer waiving its rights to deliver a Dispute Statement or dispute any item set forth on the Closing Statement or (ii) the Closing Statement Date, in the event that Buyer does not deliver the Closing Statement in accordance with Section 2.03(a) and the Estimated Closing Statement is deemed to be the Closing Statement, unless, in the case of clause (i)(A) or clause (ii), Seller delivers written notice to Buyer disputing any item set forth on the Closing Statement on or before the Final Settlement Date (such notice, a “Dispute Statement,” and each such item, a “Disputed Item”). Any Dispute Statement shall

-19- specify in reasonable detail the item(s), dollar amount(s), nature and basis of any disagreement so asserted, together with Seller’s alternative calculation of each Disputed Item, and, once the Final Settlement Date has occurred, each of Buyer and Seller shall be deemed to have agreed with all other items contained in the Closing Statement that are not Disputed Items subject to a Dispute Statement. If a Dispute Statement is received by Buyer, then the Closing Statement (as revised in accordance with Section 2.03(c), if applicable) shall become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (1) the date on which Buyer and Seller agree to a resolution with respect to all Disputed Items (which resolution of all Disputed Items shall be in writing and signed by Buyer and Seller and shall be final and binding on the Parties) and (2) the date on which the Designated Accountant issues its final determination pursuant to and in accordance with Section 2.03(c). (c) If Seller delivers a Dispute Statement pursuant to and in accordance with Section 2.03(b), then Buyer and Seller shall negotiate in a commercially reasonable manner a resolution of all Disputed Items during the ten (10) days following the date of delivery of the Dispute Statement, and all such discussions related thereto shall constitute conduct or statements made during settlement negotiations under Rule 408 of the Federal Rules of Evidence and any applicable similar Law. If Seller and Buyer reach agreement on the final resolution of any Disputed Item during such ten (10)-day period, the resolution of such Disputed Item shall be in writing and signed by Seller and Buyer and shall be final and binding upon the Parties. If at the end of such ten (10)-day period Seller and Buyer shall have not reached agreement with respect to any Disputed Items, then the remaining Disputed Items (and only such remaining Disputed Items) shall be submitted as promptly as practicable to an internationally or nationally recognized firm of independent certified accountants mutually selected by Buyer and Seller to resolve such remaining Disputed Items (or, in the absence of agreement between Seller and Buyer after five (5) Business Days, as selected by the New York, New York office of the American Arbitration Association) (the “Designated Accountant”). The Designated Accountant’s decision with respect to any remaining Disputed Items shall be based solely on (i) the provisions set forth in this Agreement and (ii) a single written brief provided to the Designated Accountant by Buyer (including Buyer’s calculations with respect to each of the remaining Disputed Items) and a single written brief provided to the Designated Accountant by Seller (including Seller’s calculations with respect to each of the remaining Disputed Items), each of which shall be delivered within ten (10) days after the Parties’ engagement of the Designated Accountant, and not on any independent review. No discovery shall be permitted and no hearing shall be held. No Party or its Representatives shall engage in ex parte communications with the Designated Accountant. Buyer and Seller shall instruct the Designated Accountant to, and the Designated Accountant shall, (A) act solely as an accounting expert and not as an arbitrator, (B) render a written determination of all remaining Disputed Items, which shall (x) include a written statement of such findings and conclusions, including a written explanation in reasonable detail of its reasoning with respect to such findings and conclusions and (y) absent manifest error, actual and intentional common law fraud, or willful misconduct, be final and binding on, and non-appealable by, the Parties, and no Party shall seek further recourse to courts or other tribunals other than to enforce such determination (provided, that in the case of the Designated Accountant’s manifest error, actual and intentional common law fraud, or willful misconduct, such determination shall be returned to the Designated Accountant for correction and such corrected determination shall be final and binding on, and non-appealable by, the Parties), and (C) prepare a definitive Closing Statement setting forth a definitive Closing Adjustment Amount, taking into account its determination with respect to the Disputed Items

-20- submitted to it and any other Disputed Items previously resolved in writing by Buyer and Seller; provided, that to the extent that the determination of any Disputed Items affects the determination of any other item set forth in the Closing Statement, such effect shall be taken into account in the determination of the definitive Closing Adjustment Amount. Buyer and Seller shall instruct the Designated Accountant to, and the Designated Accountant shall, render its determination as soon as practicable and in any event within forty-five (45) days after the submission of the written briefs to the Designated Accountant in accordance with clause (ii) above and only with respect to the Disputed Items submitted to it; unless Seller and Buyer reach agreement (which agreement shall be in writing and signed by Buyer and Seller and shall be final and binding on the Parties) with respect to any Disputed Items prior thereto and withdraw such Disputed Items from resolution by the Designated Accountant, and such decision shall be limited to selecting either Seller’s position or Buyer’s position. Notwithstanding anything herein to the contrary, the failure of the Designated Accountant to strictly conform to any deadline or time period contained herein shall not render its determination invalid and shall not be a basis for seeking to overturn any determination rendered by it. Any fees, costs or expenses of the Designated Accountant incurred pursuant to this Section 2.03(c) shall be borne by the Party who’s position was not selected by the Designated Accountant; provided, that in the event a Party’s position is selected for certain Disputed Items and another Party’s position is selected for other Disputed Items, then the fees shall be borne pro rata based on who’s position was selected. (d) If the Closing Adjustment Amount as finally determined pursuant to and in accordance with this Section 2.03 exceeds the Estimated Adjustment Amount (such excess, the “Adjustment Amount Excess”), then Buyer shall pay in cash to Seller the amount of the Adjustment Amount Excess. If the Closing Adjustment Amount as finally determined pursuant to and in accordance with this Section 2.03 is less than the Estimated Adjustment Amount (such difference, the “Adjustment Amount Recoupment”), then Seller shall pay in cash to Buyer the amount equal to the absolute value of the Adjustment Amount Recoupment. Any amounts owed pursuant to this Section 2.03(d) will be due and payable within fifteen (15) days after the Closing Adjustment Amount is finally determined pursuant to and in accordance with this Section 2.03(d) and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified in writing by Seller or Buyer, as applicable. If the Closing Adjustment Amount is equal to the Estimated Adjustment Amount, neither Party shall be required to make a payment under this Section 2.03. (e) If any payment is to be made by Buyer to Seller, or by Seller to Buyer, in each case, pursuant to and in accordance with Section 2.03(d), then such payment shall be made by way of adjustment of the consideration paid by Buyer for the Subject Interests under this Agreement, which shall be deemed to have been reduced or increased (as applicable) by the amount of such payment. Section 2.04 The Closing; Closing Deliveries. (a) The closing of the transactions contemplated hereby (the “Closing”) is taking place electronically via the exchange of documents and signatures on the Closing Date. All actions required to be taken pursuant hereto at the Closing (including the delivery of all closing deliveries pursuant to Section 2.04(b) and Section 2.04(c)) shall occur and shall be deemed to take

-21- place simultaneously. Notwithstanding anything to the contrary in this Agreement, the Birdie Compressor Station Closing shall occur as set forth in Article VIII. (b) At, or before, the Closing, Seller is delivering, or causing to be delivered, to Buyer: (i) a counterpart of the Assignment Agreement, duly executed by Seller; (ii) written evidence of the resignation or removal, effective as of the Closing, of each of the directors, managers and officers of the Company; (iii) a properly completed and duly executed IRS Form W-9 from Seller (or its regarded owner for U.S. federal Income Tax purposes), dated not more than thirty (30) days prior to the Closing Date; (iv) evidence reasonably acceptable to Buyer of the release and termination of any Liens securing Indebtedness for borrowed money by Seller, Company or encumbering the Subject Interests and the Company Assets, including form Lien release documentation (including any UCC-3 termination statements, notices, and instruments of discharge) in respect of the termination and release of the guarantees provided by the Company and Liens on the Company Assets in connection with the Seller Credit Facility and any other Liens securing Indebtedness for borrowed money that will be released at or prior to the Closing, each in form and substance reasonably satisfactory to Buyer; provided that Seller shall, or cause Truist Bank, as administrative agent under the Seller Credit Facility, to file the UCC-3 statement(s) evidencing such release and termination on the Closing Date and promptly (and in no event later than two (2) Business Days after the Closing Date) deliver such evidence of recording to Buyer; (v) evidence reasonably acceptable to Buyer of the settlement of all Intercompany Accounts in accordance with Section 6.04; (vi) evidence reasonably acceptable to Buyer of the termination of the applicable Affiliate Contracts in accordance with Section 6.04; (vii) a counterpart of the A&R Gas Purchase Agreement, duly executed by Seller and the applicable Affiliates thereof; and (viii) counterparts to the Riley GGA Amendment and the SUA Assignment Agreement duly executed by Seller and the Company. (c) At the Closing, Buyer is delivering, or causing to delivered, to Seller: (i) the Preliminary Purchase Price in accordance with Section 2.01(b); (ii) a counterpart of the Assignment Agreement, duly executed by Buyer (or its designated Affiliate); and

-22- (iii) a counterpart of the A&R Gas Purchase Agreement, duly executed by Buyer. Section 2.05 Cash Free & Indebtedness Free. On or prior to the Closing, Seller may (i) cause the Company to distribute to Seller (or its designee) any cash held by the Company (excepting any amounts necessary to clear any outstanding outbound checks, drafts, draws, ACH debits and wire transfers) and (ii) repay any of the Company’s accounts payable and other similar liabilities attributable to periods ending prior to the Closing Date. Buyer hereby acknowledges that Seller may take such actions prior to the Closing Date and hereby agrees and consents to Seller taking such actions prior to the Closing Date. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that the provisions of this Section 2.05 will not prejudice any Party’s rights under Section 2.02 or otherwise modify the adjustment mechanisms set forth therein. Section 2.06 Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom and paid over to the applicable Governmental Authority under the Code, or any under applicable Law; provided, that except for amounts required to be withheld as a result of a failure by Seller to provide to Buyer an executed and complete IRS Form W-9 as required by Section 2.04(b)(iii), Buyer shall use commercially reasonable efforts to provide written notice to Seller of any anticipated deduction or withholding with respect to amounts payable to Seller at least five (5) Business Days prior to the date of such withholding and cooperate with Seller in good faith to eliminate or reduce any such deduction or withholding, including by providing any forms, certificates or other evidence required or necessary to establish an exemption from (or reduction in) any deduction or withholding to the extent permitted by applicable Law. To the extent such amounts are so deducted or withheld and paid over to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been timely paid to Seller. Section 2.07 Intended Tax Treatment. The Parties acknowledge and agree that (i) the purchase and sale of the Subject Interests pursuant to Section 2.01 is intended to be treated for U.S. federal and applicable state and local Income Tax purposes as a purchase and sale of an undivided interest in the Assets of the Company (for the avoidance of doubt, other than the Birdie Compressor Station Assets) as of the Closing Date, and (ii) the purchase and sale of the Birdie Compressor Station Assets pursuant to Section 8.07 is intended to be treated for U.S. federal and applicable state and local Income Tax purposes as a purchase and sale of such assets as of the Birdie Compressor Station Closing Date(the “Intended Tax Treatment”). Each of the Parties agrees to prepare and file all Tax Returns in accordance with such Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit or action with respect to Taxes, except as otherwise required by applicable Law following a “determination” within the meaning of Section 1313(a) of the Code or similar provision of other applicable Law. Section 2.08 Tax Allocation. For U.S. federal (and applicable state and local) Income Tax purposes, the Parties agree that the (i) Purchase Price and (ii) the Birdie Compressor Station Purchase Price (in each case including any Liabilities of the Company or attributable to the Birdie Compressor Station Purchase Price or other amounts properly treated as consideration for the Subject Interests for Income Tax purposes) (the “Tax Purchase Price”) shall be allocated among

-23- the Assets of the Company and the Birdie Compressor Station Assets, for Income Tax purposes in accordance with Sections 1060 of the Code and Treasury Regulations promulgated thereunder. Seller shall deliver a draft schedule of the allocation of the Tax Purchase Price among the Assets of the Company for Income Tax purposes (the “Allocation Schedule”) to Buyer within one- hundred twenty (120) days following the Closing Date for Buyer’s review and comment. Buyer shall review and provide reasonable comments with respect to such Allocation Schedule within thirty (30) days from delivery to Buyer, and Seller shall consider in good faith Buyer’s reasonable comments. Buyer and Seller shall cooperate in good faith to resolve any disputes with respect to the Allocation Schedule and use commercially reasonable efforts to agree to a final Allocation Schedule. If Buyer and Seller reach an agreement with respect to the Allocation Schedule, (i) Buyer and Seller shall use commercially reasonable efforts to update the Allocation Schedule in accordance with Section 1060 of the Code following any adjustment to the Tax Purchase Price pursuant to this Agreement, and (ii) Buyer and Seller shall, and shall cause their respective Affiliates to, report consistently with the Allocation Schedule, as adjusted, on IRS Form 8594 (Asset Acquisition Statement Under Section 1060), which Buyer and Seller shall timely file with the IRS, unless otherwise required by a change in applicable Law occurring after the date the Parties agree to the Allocation Schedule; provided, however, that (A) if Buyer and Seller cannot mutually agree on the Allocation Schedule, each Party shall be entitled to determine its own allocation and file its IRS Form 8594 consistent therewith and (B) neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation. ARTICLE III REPRESENTATIONS AND WARRANTIES AS TO SELLER Seller represents and warrants to Buyer as of the Closing Date and, as set forth in Section 8.05, as of the Birdie Compressor Station Closing Date, as follows: Section 3.01 Organization and Standing. Seller (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, (b) has all requisite organizational power and authority to own, operate and lease its Assets and conduct its business, in each case, as currently conducted and (c) is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. Section 3.02 No Conflicts. The execution, delivery and performance by Seller (or its applicable Affiliate) of this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party, and the consummation by Seller (or its applicable Affiliate) of the transactions contemplated hereby and thereby, does not and will not, with or without notice, lapse of time, or both, (a) conflict with the Organizational Documents of Seller, (b) assuming all the Consents set forth on Section 3.02 of the Seller Disclosure Schedules are obtained or made, result in any breach of, or default under (or an event that, with or without notice or lapse of time, or both would constitute a breach of or default under), or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation under any Contract to which Seller is a party or by which Seller is, or any of its Assets are, bound, or (c) assuming all the Consents set forth on Section 3.03 of the Seller Disclosure Schedules are obtained or made, violate any Laws applicable

-24- to Seller or its Assets, (d) result in the creation or imposition of any Lien on any Assets of Seller or (e) entitle any Person to any Rights with respect to the Equity Interests of the Company, except, in the case of clauses (b), (c), (d) or (e) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. Section 3.03 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by Seller in connection with the execution, delivery and performance by Seller (or its applicable Affiliate) of this Agreement or any other Transaction Document to which it (or its applicable Affiliate) is a party, or the consummation by Seller of the transactions contemplated hereby or thereby, other than (a) the Consents set forth on Section 3.03 of the Seller Disclosure Schedules or (b) Consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. Section 3.04 Proceedings; Orders. There are no (a) Proceedings pending or threatened in writing or, to the Knowledge of Seller, orally against Seller or (b) Orders by which Seller is bound, in the case of clauses (a) and (b), that would reasonably be expected to have a Material Adverse Effect on Seller or restrain, enjoin or otherwise prohibit or make illegal, the transactions contemplated by this Agreement. Section 3.05 Authority; Execution and Delivery; Enforceability. Seller (or its applicable Affiliate) has full power and authority, in each case, to execute and deliver this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller (or its applicable Affiliate) of this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller, and no other approval, action or proceeding on the part of Seller (or its applicable Affiliate) is necessary to authorize this Agreement or any other Transaction Document to which Seller (or its applicable Affiliate) is a party, or the consummation by Seller of the transactions contemplated to be performed by Seller hereby or thereby. Seller (or its applicable Affiliate) has duly executed and delivered this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party, and each of this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to the Remedies Exception. Section 3.06 Subject Interests. Seller is the sole legal and beneficial owner of, and has good and valid title to, the Subject Interests, free and clear of all Liens (other than Liens arising under the Organizational Documents of the Company and Liens relating to the transferability of securities arising under applicable securities Laws). At the Closing, Buyer shall acquire from Seller all record and beneficial ownership of the Subject Interests, free and clear of any and all Liens (except for Liens arising under the Organizational Documents of Seller, Liens relating to the transferability of securities arising under applicable securities Laws and Liens created by or on behalf of Buyer or any of its Affiliates).

-25- Section 3.07 Brokerage Fees. Neither Seller nor any of its Affiliates has entered into any Contract or other arrangement or understanding (written or oral, express or implied) with any agent, broker, investment banker, financial advisor or other Person that entitles any such Person to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the execution and delivery by Seller (or its applicable Affiliate) of this Agreement or any of the other Transaction Documents to which Seller (or its applicable Affiliate) is a party, or the consummation by Seller of the transactions contemplated hereby or thereby, in each case, that is or will be payable by Buyer, any of its Affiliates or, from and after the Closing, the Company. Section 3.08 Legal Compliance. Seller is not in violation of or default under any Law applicable to Seller or the Subject Interests, the effect of which would reasonably be expected to have a Material Adverse Effect on Seller. ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY Seller represents and warrants to Buyer as of the Closing Date and, as set forth in Section 8.05, as of the Birdie Compressor Station Closing Date, as follows: Section 4.01 Organization and Standing. The Company is (a) a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (b) has all requisite organizational power and authority to own, lease and operate its Assets and to conduct its business as currently conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company. Seller has made available to Buyer true, correct and complete copies of the Organizational Documents of the Company in effect as of the Closing Date. Section 4.02 No Conflicts. The execution, delivery and performance by Seller (or its applicable Affiliate) of this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party, and the consummation by Seller of the transactions contemplated hereby and thereby, does not and will not, with or without notice, lapse of time, or both (a) conflict with, or result in a breach of, the Organizational Documents of the Company, (b) assuming all Consents set forth on Section 4.02 of the Seller Disclosure Schedules are obtained or made, result in any breach of, or default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation under any Material Contract, (c) assuming all Consents set forth on Section 4.03 of the Seller Disclosure Schedules are obtained or made, violate any Laws applicable to the Company or its Assets, (d) result in the creation or imposition of any Lien on any of the Assets of the Company or (e) entitle any Person to any Rights with respect to any Assets of the Company, except, in the case of clauses (c), (d) or (e) as would not, individually or in the aggregate, reasonably be expected to be material to the Company. Section 4.03 Governmental Consents. Except as set forth on Section 4.03 of the Seller Disclosure Schedules, no Consent of, with or to any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery and performance by Seller (or its applicable Affiliate) or the Company of this Agreement or any other Transaction Document to which it (or its applicable Affiliate) is (or, at the Closing, will be) a party, or the

-26- consummation by Seller or the Company of the transactions contemplated hereby or thereby, other than (a) the Consents set forth on Section 4.03 of the Seller Disclosure Schedules and (b) Consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company. Section 4.04 Equity Interests of the Company. (a) Section 4.04 of the Seller Disclosure Schedules sets forth a true, correct and complete list of (i) the name and jurisdiction of organization of the Company, (ii) the Company’s form of organization and (iii) the issued and outstanding Equity Interests thereof. The Equity Interests set forth on Section 4.04 of the Seller Disclosure Schedules constitute all of the authorized, issued and outstanding Equity Interests of the Company. (b) The Company does not own, directly or indirectly, any Equity Interests or Rights in any Person. (c) The Equity Interests of the Company are duly authorized, fully paid and non- assessable and validly issued in compliance with applicable Laws and the Organizational Documents of the Company. Except for this Agreement, there are no Rights to which Seller or the Company is a party or by which it is bound (i) obligating it to issue, sell, transfer or otherwise dispose of, or cause to be issued, sold, transferred or otherwise disposed of, any Equity Interests in the Company or (ii) obligating the Company to issue or grant such Right. Section 4.05 Financial Statements. Section 4.05 of the Seller Disclosure Schedules set forth true, correct and complete copies of the unaudited consolidated balance sheet as of October 31, 2025 (the “Financial Statement Date”) and December 31, 2024 and the related unaudited consolidated statements of operations, members’ equity and cash flows for the ten (10)-month period ended October 31, 2025 and the year ended December 31, 2024 for the Company (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP from the applicable books and records of the Company, and fairly present, in all material respects, the financial position, statements of operations, members’ equity and cash flow of the applicable Persons set forth therein as of the respective dates thereof for the respective periods covered thereby; provided, however, that the Financial Statements do not contain all footnotes and schedules required in audited financial statements. Section 4.06 Undisclosed Liabilities. The Company has no Liabilities, except for (a) Liabilities set forth on Section 4.06 of the Seller Disclosure Schedules, (b) Liabilities set forth in, reflected in, reserved against or disclosed in the Financial Statements, (c) Liabilities incurred in the ordinary course of business (including any amount included in the Capital Expenditure Adjustment Amount, so long as such Liabilities do not relate to breach of Contract or violation of applicable Law) since the Financial Statement Date, (d) the Accrued Capital Expenditures, or (e) other Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Company.

-27- Section 4.07 Absence of Changes. Since January 1, 2025, there has not been any (a) Material Adverse Effects or (b) damage, destruction or loss to any material Assets of the Company, whether covered by insurance or not, having a replacement cost of more than $100,000. Section 4.08 Assets. (a) The Company does not own any material Assets except the items listed on Section 4.11(a) (Material Contracts), Section 4.12(a) (Company Owned Real Property), Section 4.12(b) (Company Real Property Leases), Section 4.12(c) (Company Easements), Section 4.13 (Company Personal Property), Section 4.21 (Permits) of the Seller Disclosure Schedules and the Redbud Pipeline Warranties (which the Company has the right to in accordance with the Redbud Termination and Release) (collectively, the “Company Assets”). Except as set forth on Section 4.08(a) of the Seller Disclosure Schedules, (i) the Company Assets are all of the Assets that are primarily used, or held for use, in the Business and (ii) Seller and its Affiliates do not directly own any Assets that are primarily used, or held for use, in the Business. (b) All of the Assets of the Company are, in all material respects, in reasonable working order and repair taken as a whole (ordinary wear and tear excepted and taking into account the age, history, and use) and have been, and are being, maintained, in all material respects, in a good and workmanlike manner in accordance with industry standards. Maintenance has not been deferred in any material respect on any such Assets in contemplation of the transactions contemplated hereby. Section 4.09 Proceedings; Orders. There are no, and during the two (2) year period prior to the Closing Date have not been any, (a) Proceedings pending or threatened in writing or, to the Knowledge of Seller, orally against the Company or against Seller or any of its Affiliates with respect to the Dovetail System or (b) Orders particular to the Company or the Dovetail System, in the case of each of clauses (a) and (b), that would, individually or in the aggregate, reasonably be expected to be material to the Company or the Dovetail System. Section 4.10 Environmental Matters. Except as set forth on Section 4.10 of the Seller Disclosure Schedules: (a) The Company and the Dovetail System are, and during the two year period preceding the date hereof, have been, each in compliance in all material respects with all Environmental Laws; (b) (i)The Company has not released any Hazardous Substances on, under, at, or from the Real Property or any other property currently or formerly owned, leased, or operated by the Company and (ii) to the Knowledge of Seller there has been no such release by any other Person on, under, at or from the Real Property, in each case of (i) or (ii) which release is currently subject to any material investigation, remediation or monitoring obligation for the Company or could reasonably be expected to result in a material Liability to the Company pursuant to Environmental Laws; (c) neither Seller nor any of its Affiliates has received any written notice of any alleged or actual material violation of, or material Liability under, any Environmental Law by the Company or the Dovetail System, the subject of which is unresolved;

-28- (d) there are not any (i) outstanding Orders arising under Environmental Laws by which the Company is bound or (ii) Proceedings arising under Environmental Laws pending or threatened in writing against the Company or the Dovetail System, which, in each case of (i) or (ii), could reasonably be expected to be material to the Company or the Dovetail System; (e) the Company has not contractually assumed, undertaken or provided an indemnity with respect to any material Liability of any other Person under any applicable Environmental Law, including any obligation for corrective or remedial action of any other Person, which such Liability or obligation is unresolved; and (f) Seller has made available to Buyer all material environmental reports, studies, audits, investigations and other similar material environment documents prepared during the two (2) year period prior to the Closing Date relating to compliance with or Liability under Environmental Laws with respect to the Assets of the Company and Real Property that are in Seller’s possession or reasonable control. Section 4.11 Material Contracts. (a) Section 4.11(a) of the Seller Disclosure Schedules sets forth a true, correct and complete list of each Contract (including any amendments, modifications or supplements with respect thereto) to which the Company is a party or by which the Company or the Assets may be bound (the Contracts required to be listed on Section 4.11(a) of the Seller Disclosure Schedules, together with the Redbud New Agreements, the “Material Contracts”). (b) All Material Contracts are in full force and effect in all material respects and are enforceable in accordance with their terms with respect to the Company party thereto and the other parties thereto, subject, in each case, to the Remedies Exception. Neither the Company nor, to the Knowledge of Seller, any other party thereto, is in material breach of or material default under, and, no event has occurred that, with or without notice or lapse of time, or both constitute a material breach of or material default under, or give rise to a right of termination, cancellation or acceleration of any material right or obligation or loss of any material benefit under any Material Contract. The Company has not provided, and neither Seller nor any of its Affiliates has received, any written or, to the Knowledge of Seller, oral notice of termination, cancellation, non-renewal or modification with respect to any Material Contract. Seller has made available to Buyer a true, correct and complete copy of each Material Contract, together with all amendments, exhibits, annexes or other supplements thereto, in each case, in existence as of the Closing Date. (c) The Redbud Terminated Agreements have been terminated pursuant to the Redbud Termination and Release, a true, correct and complete copy of which was made available to Purchaser. Section 4.12 Real Property. (a) Section 4.12(a) of the Seller Disclosure Schedules contains a true, correct and complete list of all real property owned in fee by the Company (the items required to be listed on Section 4.12(a) of the Seller Disclosure Schedule, together with all improvements and fixtures thereon, the “Company Owned Real Property”).

-29- (b) Section 4.12(b) of the Seller Disclosure Schedules contains a true, correct and complete list of each lease, together with all amendments, modifications and guaranties thereof (the items required to be listed on Section 4.12(b) of the Seller Disclosure Schedules each, a “Company Real Property Lease”) under which the Company is tenant, subtenant or lessee of real property (the real property described in the Company Real Property Leases, the “Leased Real Property”). (c) Section 4.12(c) of the Seller Disclosure Schedules contains a true, correct and complete list of each Easement held by the Company (the Easements required to be listed on Section 4.12(c) of the Seller Disclosure Schedule, the “Company Easements” and the real property subject to the Company Easements, the “Easement Real Property” and, together with the Company Owned Real Property and the Leased Real Property, the “Real Property”). (d) The Company: (i) has good and valid fee simple title to the Company Owned Real Property; (ii) has good and valid leasehold interest in the Leased Real Property pursuant to the applicable Company Real Property Lease pertaining thereto; (iii) has good and valid interests in the Easement Real Property pursuant to the applicable Company Easement pertaining thereto; and (iv) owns all right, title and interest in the Pipelines and all improvements and fixtures located on the Real Property, in each case, free and clear of all Liens, other than Permitted Liens. The Company has the right to use all real property upon which the Pipelines are located without any gaps except as would not materially and adversely affect the Business. The Company Easements permit the installation and operation of the Company’s Pipelines and have been duly recorded in the real property records of the applicable jurisdiction. Each Company Real Property Lease and Company Easement is in full force and effect, enforceable in accordance with its terms, and constitutes a valid and legally binding obligation of the Company and of each other party thereto. Neither the Company nor, to the Knowledge of Seller, any other party to any Company Real Property Lease or Company Easement, is in material breach or material default thereunder. Seller has provided the Company with true, correct and complete copies of the Company Real Property Leases and Company Easements. Neither Seller nor the Company has received notice of any required improvements or alterations to any Real Property or Pipelines that remain outstanding. The Real Property and Pipelines comply, in all material respects, with all applicable Laws and matters of record, declarations, covenants, conditions and restrictions and development agreements. Neither Seller nor the Company has received or given any notices or requests for indemnification or other recourse with respect to the Real Property which remain outstanding or uncured and there are no ongoing disputes with respect to the same. (e) Seller has made available to Buyer true, correct and complete copies of all deeds, title reports and title insurance policies and commitments, surveys, Pipeline maps and zoning reports with respect to the Real Property, in each case, in effect and in Seller’s possession as of the Closing Date. (f) Except as set forth on Section 4.12(f) of the Seller Disclosure Schedules, (i) the Company is not a party to any lease, sublease, license, concession or other agreements granting to any other party or parties the right of use or occupancy of any portion of the Real Property and (ii) the Company is not bound by any agreement (including option contracts) for the purchase or sale of any interest in real property or Pipelines.

-30- (g) There is no condemnation, expropriation or other proceeding in eminent domain pending or threatened in writing or, to the Knowledge of Seller, orally against any Real Property or any portion thereof or interest therein. (h) Section 4.12(h) of the Seller Disclosure Schedules sets forth all Pending Easements and the approvals required to be obtained in order for the same to be granted and issued to the Company. (i) Except for Pending Easements, (i) the Company holds all Easements required for, in all material respects, the development, ownership, operation or maintenance of the Dovetail System and the installation and operation of the Pipelines and the Company has the right to use all real property upon which the Pipelines are located or currently contemplated to be located, and (ii) the Real Property is sufficient in all material respects for the development, ownership, operation or maintenance of the Dovetail System. (j) Except as set forth on Section 4.12(j) of the Seller Disclosure Schedules, Seller does not have any Knowledge of any facts or circumstances that would reasonably be expected to prevent the Company from obtaining the Pending Easements without material delay. Section 4.13 Personal Property. (a) Section 4.13 of the Seller Disclosure Schedules sets forth a true, correct and complete list of all (i) material tangible personal property, (ii) Pipelines, (iii) compressor stations, and (iv) other equipment owned by the Company (the items required to be listed on Section 4.13 of the Seller Disclosure Schedules, the “Company Personal Property”). (b) The Company has good title to, or valid leasehold interest in, all of the Company Personal Property, free and clear of all Liens, other than Permitted Liens. Section 4.14 Employee Matters. (a) The Company does not employ, and has never employed, any individuals and is not a party to any employment, consulting, leasing, staffing, or independent contractor agreements, and has no obligations with respect to any current or former service provider. (b) The Company is not a party to or negotiating any collective bargaining agreement or similar Contract with a labor union, works council, or similar labor organization (collectively, “Union”), and there is not any Union representing any employee of Seller or its Affiliates providing services to the Company or in connection with the Business, and, to the Knowledge of Seller, no Union is seeking to organize any such employee for collective bargaining or similar purposes. The Company is in all material respects in compliance with all applicable Laws relating to labor and employment (including such Laws with respect to anti-discrimination, anti-harassment and anti-retaliation). There are no material Proceedings pending or, to the Knowledge of Seller, threatened in writing, against the Company with respect to compliance with applicable Laws relating to labor and employment. (c) The Company does not (and since its formation, did not) sponsor, maintain, contribute to, have any obligation to contribute to, or have any other current or contingent Liability

-31- (including on account of an ERISA Affiliate) with respect to, any Benefit Plan, including any defined benefit plan (as defined in Section 3(35) of ERISA) or any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), or plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. (d) Neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby (alone or in combination with any other event) will: (i) entitle any current or former director, officer, employee, consultant, or other service provider of the Company to any payment, benefit, or increased, accelerated, or enhanced payment or benefit; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock or stock-based compensation) due to any such individual; (iii) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (iv) require a “gross-up” or other payment to any individual. Section 4.15 Tax Matters. Except as set forth in Section 4.15 of the Seller Disclosure Schedules: (a) All material Tax Returns with respect to Company Taxes that are required to be filed have been timely filed, and all such Tax Returns are true, correct and complete in all material respects. There are no Liens for Taxes against any of the Assets of the Company or the Birdie Compressor Station Assets, other than Permitted Liens. (b) All material Company Taxes that have become due and payable (whether or not shown on any Tax Return) have been timely paid in full. (c) All Taxes required to be deducted or withheld by the Company or otherwise with respect to the Birdie Compressor Station Assets have been deducted and withheld and, to the extent required by applicable Law, have been timely remitted to the proper Governmental Authority. The Company has complied with all information reporting requirements with respect to Taxes deducted or withheld under applicable Law. (d) The Company does not have any liability or obligation for Taxes of any other Person (other than the Company) pursuant to Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Law) or as a transferee, successor, or otherwise. The Company has not ever been a member of a Consolidated Group filing for U.S. federal, and applicable state and local, Income Tax purposes (other than a Seller Consolidated Group). (e) The Company has not entered into any private letter ruling, technical service memorandum, closing agreement or any similar ruling or agreement or arrangement with any taxing authority that requires the Company to take any action or to refrain from taking any action. (f) The Company (i) is not a party to or bound by any Tax allocation, sharing, indemnity or similar agreement (other than Contracts entered into in the ordinary course of business the principal purpose of which does not relate to Taxes), or (ii) has not executed any agreements extending or waiving the statutory period of limitations applicable to any claim for (or the period for the collection, assessment or reassessment of) any Taxes, which period remains open, and no request for any such waiver or extension is currently pending. None of the Assets of

-32- the Company (including, for the avoidance of doubt, the Birdie Compressor Station Assets) are subject to any tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code. (g) There are (i) no claims, deficiencies, adjustments or assessments of Company Taxes asserted, proposed or threatened in writing by any Governmental Authority with respect to the Company or the Birdie Compressor Station Assets that have not been paid, withdrawn or otherwise resolved, and (ii) no audits, examinations or other Tax Proceedings by any Governmental Authority with respect to any Company Taxes or Tax Returns of the Company are ongoing, pending, or threatened in writing. No written claim has been made by any Governmental Authority in any jurisdiction in which the Company does not file Tax Returns that any Tax Return is required to be filed or any Taxes are required to be paid in such jurisdiction with respect to the Company. (h) The Company is in material compliance with all unclaimed property and escheat laws. (i) The property of the Company (including, for the avoidance of doubt, the Birdie Compressor Station Assets) that is subject to property Tax has been, in all material respects, properly listed and described on the property tax rolls of the appropriate jurisdiction for all taxable periods (or portion thereof) ending on or prior to Closing and no material portion of the Company’s property constitutes omitted property for property Tax purposes. (j) The Company is not, and has not been a party to a transaction that is a “listed transaction,” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). (k) For U.S. federal Income Tax purposes (and any state and local Income Tax purposes that follow such treatment), the Company is, and has been since its formation, treated as an entity that is disregarded as separate from its regarded Tax owner. Section 4.16 Compliance with Laws. Except as set forth on Section 4.16 of the Seller Disclosure Schedules, (a) the Company and the Dovetail System are each, and at all times during the two (2) year period prior to the Closing Date have been, in compliance in all material respects with all applicable Laws and (b) neither Seller nor any of its Affiliates has received, with respect to the Company or the Dovetail System, any notice in writing or, to the Knowledge of Seller, orally of any alleged violation in any material respect of any Laws, the subject of which is unresolved as of the Closing. Section 4.17 Affiliate Contracts. Section 4.17 of the Seller Disclosure Schedules sets forth all of the Affiliate Contract as of the Closing Date. Other than the Riley GGA, there will be no Affiliate Contracts in effect as of the Closing. Section 4.18 Unlawful Payments. Neither the Company, nor, to the knowledge (as defined in the FCPA) of Seller, any of the Company’s directors, officers, employees, nor to the knowledge (as defined in the FCPA) of Seller, any of its or their agents, representatives, sales intermediaries or other third parties acting on behalf of the Company: (a) has violated any Improper Payment Laws or (b) has offered, paid, given, promised to pay or give, or authorized the payment

-33- or gift of anything of value (including any facilitation payments), directly or indirectly, to any Government Official or any person acting for or on behalf of any Government Official, in each case, in violation of any Improper Payment Law. Neither the Company, nor, to the knowledge (as defined in the FCPA) of Seller, nor any of its directors, officers, employees, nor, to the knowledge (as defined in the FCPA) of Seller, any of its or their agents, representatives, sales intermediaries or other third parties acting on behalf of the Company have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds or received or retained any funds in a manner that violates in any material respect any Law. Section 4.19 Insurance Policies. Section 4.19(a) of the Seller Disclosure Schedules sets forth a list of all material insurance policies in effect as of the Closing Date held by or issued specifically on behalf of the Company or its Assets (the “Insurance Policies”). The Company is not in material default with respect to any provision contained in any Insurance Policy and the Company has not failed to give any material notice or present any material claim under any Insurance Policy as required by the terms thereof. Section 4.19(b) of the Seller Disclosure Schedules sets forth a list of all claims made by the Company under the Insurance Policies that are pending as of the Closing Date. Section 4.20 Intellectual Property. The Company does not own or purport to own any registered or applied for Intellectual Property Rights, including any patents, patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications, or domain names. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all personal information collected or possessed by it or on its behalf from and against unauthorized access, use or disclosure. The Company has materially complied with all Contracts, standards, privacy policies, laws and regulations applicable to the Company regarding the collection, use, processing, disclosure or retention of personal information. Section 4.21 Permits. (a) Section 4.21(a)(i) of the Seller Disclosure Schedules sets forth each Permit held by the Company. Except as set forth on Section 4.21(a)(ii) of the Seller Disclosure Schedules, (a) the Company has all Permits required to conduct the Business as currently conducted in all material respects; (b) each such Permit is in full force and effect, and the Company is in compliance in all material respects with all its obligations under such Permits, (c) there are no Proceedings pending or threatened in writing or, to the Knowledge of Seller, orally that would reasonably be expected to result in the suspension, revocation, cancellation, termination or material adverse modification of any such Permit; and (d) to the Knowledge of Seller, no condition currently exists that permits, or with notice or lapse of time, or both, would reasonably be expected to permit the suspension, revocation, cancellation, termination or material adverse modification of any such Permit. (b) Section 4.21(b) of the Seller Disclosure Schedules sets forth each Permit for which the Company has submitted an application and that have not been granted or issued as of the Closing Date (the “Additional Permits”).

-34- (c) To the Knowledge of Seller, no additional Permit other than the Additional Permits is required in connection with the development, ownership, operation or maintenance of the Dovetail System as currently contemplated to be developed, owned, operated and maintained. (d) None of Seller, the Company or any of their respective Affiliates has received written notice or, to the Knowledge of Seller, oral notice from any Governmental Authority stating that it will not issue any Additional Permit or would impose conditions on the issuance of any Additional Permit that would reasonably be expected to materially impact the development, ownership, operation or maintenance of the Dovetail System, and, to the Knowledge of Seller, other than the matters identified in Section 4.12(j) of the Seller Disclosure Schedules, no event has occurred and no fact or circumstance exists that, with or without notice, would reasonably be expected to result in the failure or inability to obtain, without material delay, or inability to maintain any Additional Permit. Section 4.22 Bank Accounts. Section 4.22 of the Seller Disclosure Schedules sets forth a true, correct and complete list of (a) the names and locations of banks, trust companies and other financial institutions at which the Company maintains deposit, checking, investment securities or similar accounts or safe deposit boxes and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) all valid powers of attorney issued by the Company that remain in effect. Section 4.23 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receiverships proceedings pending against or threatened in writing or, to the Knowledge of Seller, orally against the Company. Section 4.24 Support Obligations. Section 4.24 of the Seller Disclosure Schedules lists, as of the date hereof, all outstanding bonds and other surety arrangements posted or required to be posted under any Contract by Seller or any of its Affiliates in connection with the operation of the Company or the Dovetail System (the items listed on Section 4.24 of the Seller Disclosure Schedules, the “Seller Credit Support Obligations”). Section 4.25 Capital Expenditures. (a) Section 4.25 of the Seller Disclosure Schedules sets forth, as of October 31, 2025, all of the capital expenditures incurred or contractually committed to be incurred (as determined in accordance with GAAP) by the Company (or an Affiliate thereof to the extent related to the Assets of the Company) but not yet paid by the Company (the “Accrued Capital Expenditures”). (b) The Accrued Capital Expenditures as of the date hereof shall in no event exceed $2,000,000 and amounts with respect thereto shall only relate to the Dovetail System or any other Asset. Section 4.26 Regulatory Matters. (a) Neither the Company nor any of its assets or operations, as applicable, is or has been subject to regulation by the Federal Energy Regulatory Commission (“FERC”) as (i) a natural gas company transporting gas in interstate commerce under the Natural Gas Act, 15 U.S.C.

-35- Section 717, et seq., as amended (“NGA”), and the regulations promulgated thereunder;(ii) a common carrier under the Interstate Commerce Act (“ICA”), as implemented by FERC pursuant to 49 U.S.C. Section 60502 and the regulations promulgated thereunder; (iii) as an intrastate pipeline transporting gas in interstate commerce pursuant to the Natural Gas Policy Act of 1978 (“NGPA”), 15 U.S.C. Section 3301, et seq., as amended, and the regulations promulgated thereunder; or (iv) a holding company or a gas utility company as defined in the Public Utility Holding Company Act of 2005 (“PUHCA”), 42 U.S.C. §§ 16451-16453, and the regulations promulgated thereunder. Neither the Company nor any of its assets or operations, as applicable, have been operated in such a way as to cause them, or any future owner of the assets, to become regulated by FERC pursuant to any of the foregoing in (i) through (iv). (b) Neither the Company nor any of its assets or operations, as applicable, is or has been subject to regulation as a gas utility, common carrier, public utility, or similarly regulated entity subject to the jurisdiction and regulation of any state public utility commission or similar Governmental Authority, including the New Mexico Public Regulation Commission (“NMPRC”). (c) There are no Proceedings pending, or to the Knowledge of Seller, threatened in writing, alleging that the Company is in violation of the NGA, the NGPA, the ICA, or PUHCA, or the rules and regulations promulgated thereunder, or the laws, rules and regulations of the NMPRC, in each case, that would, individually or in the aggregate, reasonably be expected to be material to the Company. (d) Expect as would not reasonably be expected to, individually or in the aggregate, be material to the Company, all filings required to be made by the Company during the two (2) years preceding the date hereof with NMPRC have been made, and, to the Knowledge of Seller, all such filings, as of their respective dates, and, as amended or supplemented, were in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder. Section 4.27 Business. The Company has never engaged in any business or activity other than the Business and has not owned or operated any assets that are not related to the conduct of the Business. The Company has no responsibility or liability with respect to the activities undertaken by Seller or its Affiliates (other than the Company). Section 4.28 Affiliate Assignments. Section 4.28 of the Seller Disclosure Schedules sets forth a true, correct and complete list of each Asset of the Company that has been assigned to an Affiliate of the Company from the period beginning September 1, 2025 and ending on the Closing Date. Seller has made available to Buyer a true, correct and complete copy of the documentation with respect to all such assignments. Section 4.29 Birdie Compressor Station. Seller owns and has good and valid title to the Birdie Compressor Station Assets, and will retain such ownership until the Birdie Compressor Station Closing Date.

-36- ARTICLE V REPRESENTATIONS AND WARRANTIES AS TO BUYER Buyer hereby represents and warrants to Seller as of the Closing Date as follows: Section 5.01 Organization and Standing. Buyer (a) is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (b) has all requisite limited liability company power and authority to own, operate and lease its Assets and conduct its business, in each case, as currently conducted and (c) is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. Section 5.02 No Conflicts. The execution, delivery and performance by Buyer (or its applicable Affiliate) of this Agreement and the other Transaction Documents to which it (or its applicable Affiliate) is a party, and the consummation by Buyer (or its applicable Affiliate) of the transactions contemplated hereby and thereby, does not and will not, with or without notice, lapse of time, or both (a) conflict with the Organizational Documents of Buyer, (b) result in any breach of, or default under (or an event that, with or without notice or lapse of time, or both would constitute a breach of or default under), or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation under any Contract to which Buyer is a party or by which Buyer is, or any of its Assets are, bound or (c) violate any Laws applicable to Buyer or its Assets or (d) result in the creation or imposition of any Lien on any of the material Assets of Buyer except, in the case of clauses (c) or (d) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. Section 5.03 Governmental Consents. No Consent of, with or to any Governmental Authority is required to be obtained or made by Buyer (or its applicable Affiliate) in connection with the execution, delivery and performance by Buyer of this Agreement or any other Transaction Document to which it (or its applicable Affiliate) is a party, or the consummation by Buyer of the transactions contemplated hereby or thereby. Section 5.04 Proceedings; Orders. There are no (a) Proceedings pending or threatened in writing or, to the knowledge of Buyer, orally against Buyer or affecting any of its Assets or (b) Orders by which Buyer or any of its Assets is bound, in the case of clauses (a) and (b), that would reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or restrain, enjoin or otherwise prohibit or make illegal, the transactions contemplated by this Agreement. Section 5.05 Authority; Execution and Delivery; Enforceability. Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Buyer, and

-37- no other approval, action or proceeding on the part of Buyer is necessary to authorize this Agreement or any other Transaction Document to which Buyer is a party, or the consummation by Buyer of the transactions contemplated to be performed by Buyer hereby or thereby. Buyer has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and each of this Agreement and the other Transaction Documents to which it is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to the Remedies Exception. Section 5.06 Investment. Buyer is aware that (a) the Subject Interests have not been registered under applicable securities Laws, (b) no public market now exists for the Subject Interests, that none of Seller, any Affiliate of Seller (including the Company) or any of its or their respective Representatives have made any assurances that a public market will ever exist for the Subject Interests, and (c) none of Buyer or its Affiliates may sell, distribute, transfer, offer for sale, assign, pledge, hypothecate or otherwise dispose of the Subject Interests except in compliance with registration requirements of applicable securities Laws or an exemption therefrom. Buyer is purchasing the Subject Interests for its own account solely for investment and not with a view toward selling, distributing, transferring, offering for sale, assigning, pledging, hypothecating or otherwise disposing of the Subject Interests in violation of applicable securities Laws. Section 5.07 Investigation. Buyer acknowledges and agrees that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation, analysis and evaluation and the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto and any other Transaction Document; and (b) except for the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto or in any other Transaction Document, none of Buyer or any of its Affiliates has relied on, and none of Seller or any of its Affiliates or any of its or their respective Representatives has made, any representations or warranties of any nature, whether express or implied, with respect to Seller, any of its Affiliates (including the Company) or any of its or their respective Representatives, any Assets of any of the foregoing (including the Subject Interests), or any of the transactions contemplated by this Agreement or the other Transaction Documents. Buyer (either alone or together with its Representatives) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks involved in the purchase of the Subject Interests and the other transactions contemplated by this Agreement and the other Transaction Documents and bearing the economic risk of its investment in the Company for an indefinite period of time. Without limiting the generality of the foregoing, Buyer further acknowledges and agrees that, except in the event of Fraud and for the express representations and warranties of Seller set forth in Article III, Article IV and in any certificate delivered pursuant hereto and in any other Transaction Document, none of Buyer or any of its Affiliates has relied on, and none of Seller or any of its Affiliates or any of its or their respective Representatives has made, any representations or warranties of any nature, whether express or implied, with respect to the accuracy of any projections, estimates or budgets, future revenues, future results of operations, future cash flows, the future financial or other condition of the Company or its business, Assets or Liabilities, or any other information, whether or not made available to Buyer, any of its Affiliates, or any of its or their respective Representatives in connection with the transactions contemplated hereby.

-38- Section 5.08 Brokerage Fees. Neither Buyer nor any of its Affiliates has entered into any Contract or other arrangement or understanding (written or oral, express or implied) with any agent, broker, investment banker, financial advisor or other Person that entitles any such Person to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the execution and delivery by Buyer (or its applicable Affiliate) of this Agreement or any of the other Transaction Documents to which Buyer(or its applicable Affiliate) is (or, at the Closing will be) a party, or the consummation by Buyer of the transactions contemplated hereby or thereby, in each case, that is or will be payable by Seller or any of its Affiliates. Section 5.09 Legal Compliance. To the knowledge of Buyer, Buyer is not in violation of or default under any Law applicable to Buyer, the effect of which would reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. ARTICLE VI COVENANTS Section 6.01 Confidentiality. (a) The Confidentiality Agreement shall terminate as of the Closing. Subject to Section 6.07, and notwithstanding anything to the contrary herein or in the Confidentiality Agreement (but subject to the terms and conditions of the A&R Gas Purchase Agreement), Buyer and its Affiliates (including the Company) and its and their respective Representatives shall not have any obligation to maintain the confidentiality of any information with respect to the Company or the Dovetail System from or after the Closing. (b) From and after the Closing Date, Seller for a period of two (2) years after the Closing Date shall hold, and shall use commercially reasonable efforts to cause its Affiliates and its and their respective Representatives to hold, in confidence, except to the extent requested or required by judicial or administrative process or by applicable Law, including for the avoidance of doubt, applicable securities Laws or regulations or rules of any stock exchange having jurisdiction over Seller, in which case Seller shall, to the extent legally permissible, promptly notify Buyer so that Buyer may, at its sole cost and expense, seek a protective order or other appropriate remedy (and Seller shall, and shall use commercially reasonable efforts to cause its Affiliates or its or their Representatives to, as applicable, cooperate with Buyer in connection therewith), or otherwise permitted by this Agreement, all confidential documents and information concerning the Company, the Dovetail System or Assets of the Company, Buyer or any of its Affiliates (“Confidential Information”), except to the extent that such Confidential Information can be shown to have been (i) previously known on a nonconfidential basis by Seller from sources other than those related to its prior ownership of the Company, (ii) in the public domain, other than as a result of disclosure by Seller or any of its Affiliates or Representatives in violation of this Section 6.01(b), (iii) made available to Seller from a Person other than Buyer or the Company on a non-confidential basis; provided, that such Person was not reasonably known by Seller or such Affiliate or Representative to be bound by a confidentiality agreement with Buyer or the Company with respect to such information or (iv) independently developed by Seller or any of its Affiliates or Representatives without reliance on Confidential Information.

-39- Section 6.02 Tax Matters. (a) Cooperation. Buyer and Seller shall cooperate fully as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the Assets, the Birdie Compressor Station Assets, and the operations or activities of the Company. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (b) Transfer Taxes. Buyer shall be responsible for all Transfer Taxes (including any penalties and interest), if any, with respect to the transactions described in Section 2.01, and Seller shall be responsible for all Transfer Taxes (including any penalties and interest), if any, with respect to the Pre-Closing Birdie Compressor Station Assignment and the sale of the Birdie Compressor Station Assets pursuant to Section 8.07. The Party required by applicable Law shall, at its expense, prepare and timely file, or cause to be prepared and timely filed, any Tax Return or other document with respect to such Transfer Taxes and the other Party shall cooperate with respect thereto as necessary. Buyer and Seller shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. (c) Tax Returns. (i) Seller shall prepare or cause to be prepared and file or cause to be filed all Seller Consolidated Returns (which, for the avoidance of doubt, shall include the Company through the Closing Date) and shall pay all Taxes owed with respect to such Seller Consolidated Group. (ii) Seller shall prepare or cause to be prepared all Tax Returns (for the avoidance of doubt, (i) including Flow-Through Tax Returns and (ii) excluding Seller Consolidated Returns) of the Company required to be filed after the Closing Date for all Pre-Closing Tax Periods (“Seller Prepared Tax Returns”). Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Not later than thirty (30) days prior to the due date for filing any such Tax Return (other than Tax Returns relating to sales, use, payroll, or other Taxes that are required to be filed contemporaneously with, or promptly after, the close of a Tax period, which shall be provided promptly after filing) Seller shall deliver a draft of such Tax Return, together with all supporting documentation and workpapers, to Buyer for its review and reasonable comment. Buyer will cause such Tax Return (as revised to incorporate Buyer’s reasonable comments) to be timely filed and will provide a copy thereof to Seller. Not later than five (5) days prior to the due date for payment of Taxes with respect to any Seller Prepared Tax Return, Seller shall pay to Buyer the amount of any Seller Taxes with respect to such Tax Return. (iii) Buyer shall prepare or cause to be prepared all Tax Returns (other than Seller Consolidated Returns) of the Company for all Straddle Periods and all Tax Returns relating to the Birdie Compressor Station Assets required to be filed after the

-40- Closing Date (“Buyer Prepared Tax Returns”). Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Not later than thirty (30) days prior to the due date for filing any such Tax Return (other than Tax Returns relating to sales, use, payroll, or other Taxes that are required to be filed contemporaneously with, or promptly after, the close of a Tax period, which shall be provided promptly after filing) Buyer shall deliver a draft of such Tax Return, together with all supporting documentation and workpapers, to Seller for its review and reasonable comment. Buyer will cause such Tax Return (as revised to incorporate Seller’s reasonable comments) to be timely filed and will provide a copy thereof to Seller. Not later than five (5) days prior to the due date for payment of Taxes with respect to any Buyer Prepared Tax Returns, Seller shall pay to Buyer the amount of any Seller Taxes with respect to such Tax Return. (d) Tax Allocation. Seller shall be allocated and bear all Company Taxes attributable to (i) any Tax period ending prior to the Closing Date or Birdie Compressor Station Closing Date, as applicable, and (ii) the portion of any Straddle Period ending immediately prior to the Closing Date or Birdie Compressor Station Closing Date, as applicable. Buyer shall be allocated and bear all Company Taxes attributable to (i) any Tax period beginning on or after the Closing Date or Birdie Compressor Station Closing Date, as applicable and (ii) the portion of any Straddle Period beginning on the Closing Date or Birdie Compressor Station Closing Date, as applicable. For purposes of determining the allocation between the Parties of any Company Taxes: (i) Company Taxes that are attributable to the severance or production of hydrocarbons (other than such Company Taxes that are Income Taxes or described in clause (ii) or clause (iii)) shall be allocated to the Tax period (or portion of any Straddle Period) in which the severance or production giving rise to such Company Taxes occurred; (ii) Company Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Company Taxes that are Income Taxes or described in clause (i) or clause (iii)), shall be allocated to the Tax period (or portion of any Straddle Period) in which the transaction giving rise to such Company Taxes occurred; (iii) Company Taxes that are ad valorem, property or other similar Company Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the applicable Closing and the portion of such Straddle Period beginning at the applicable Closing by prorating each such Company Tax based on the number of days in the applicable Straddle Period that occur before the date on which the applicable Closing occurs (which shall be Seller’s responsibility), on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the applicable Closing occurs (which shall be Buyer’s responsibility), on the other hand; and (iv) Company Taxes that are Income Taxes payable with respect to any Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the applicable Closing and the portion of such Straddle Period beginning at the applicable Closing by determining (x) the amount of such Company Taxes that would be payable if the Straddle Period ended on the date immediately preceding the date on which the applicable Closing occurs and (y) the amount of such Company Taxes that would be payable if the Straddle Period began on the date on which the applicable Closing occurs. To the extent the actual amount of a Company Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Closing Statement as finally determined pursuant to Section 2.03(a), timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Company Taxes that is allocable to such Party under this

-41- Section 6.02(d). Any allocation of Company Taxes between the Parties shall be in accordance with this Section 6.02(d). (e) Tax Refunds. Seller shall be entitled to any and all refunds and credits with respect to Seller Taxes (or any Taxes that would have been Seller Taxes if they had not been accounted for in the calculation of Indebtedness), and Buyer shall be entitled to any and all refunds and credits with respect to Taxes that are not Seller Taxes. If a Party or its Affiliate receives a refund or credit to which the other Party is entitled pursuant to this Section 6.02(e), such recipient Party shall promptly pay such amount to the other Party, net of any reasonable out-of-pocket costs or expenses incurred to procure such refund or credit. (f) Tax Contest. If, after the Closing Date, Buyer receives notice of an audit or administrative or judicial proceeding with respect to any Company Tax or Company Tax Return with respect to any Pre-Closing Tax Period (in each case, a “Tax Contest”), Buyer shall notify Seller within ten (10) Business Days of receipt of such notice; provided, that the failure of Buyer to give notice of a Tax Contest as provided in this Section 6.02(f) shall not relieve Seller of its obligations under this Agreement except to the extent that Seller shall have been actually and materially prejudiced as a result of such failure. Seller shall have the option, at Seller’s sole cost and expense, to assume control, in lieu of Buyer, of any Tax Contest exclusively related to any Pre-Closing Tax Period. Seller may exercise such option by providing written notice to Buyer within fifteen (15) Business Days of receiving notice of such a Tax Contest from Buyer. Buyer shall otherwise be entitled to control any Tax Contest (including, for the avoidance of doubt, any Tax Contest that Seller chooses not to control pursuant to the previous sentence). The Party that is in control of any Tax Contest pursuant to the terms of this Section 6.02(f) shall: (i) keep the non- controlling Party reasonably informed of the progress of such Tax Contest; (ii) permit the non- controlling Party (or the non-controlling Party’s counsel) to participate, at the non-controlling Party’s sole cost and expense, in such Tax Contest, including in meetings with the applicable Governmental Authority; and (iii) not settle, compromise or concede any portion of such Tax Contest without the prior written consent of the non-controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent this Section 6.02(f) conflicts with any other provision of this Agreement applicable to third party claims, this Section 6.02(f) shall control. Section 6.03 Insurance. From and after the Closing Date through the applicable statute of limitations for any applicable Claim, Seller shall, and shall cause its Affiliates to, (i) use commercially reasonable efforts to provide Buyer, its Affiliates and its and their Representatives reasonable access to the occurrence-based insurance policies maintained on the Closing Date by Seller or any of its Affiliates in connection with the Assets for any insurable claims arising prior to the Closing Date and (ii) reasonably cooperate with Buyer, its Affiliates and its and their Representatives in making any claims under such insurance policies; provided, that in all such cases, Buyer shall be responsible for all out-of-pocket Third Party costs incurred by Seller or its Affiliates in connection therewith. Notwithstanding anything herein to the contrary, (a) neither Seller nor its Affiliates shall be obligated to maintain any insurance policy following Closing, regardless of any impact on Buyer’s ability to recover under any such policy and (b) neither Seller nor its Affiliates shall be required to initiate litigation against any insurer to contest any denial of coverage.

-42- Section 6.04 Intercompany Accounts and Affiliate Contracts. At or prior to the Closing, Seller shall have caused (a) all Liabilities under the Intercompany Accounts to be paid, settled, netted, cancelled and released and (b) other than the Riley GGA, all Affiliate Contracts to be terminated, in each case, without any further force or effect following the Closing such that each of Buyer and the Company, on the one hand, and Seller and its Non-Company Affiliates, on the other hand, do not have any further Liability to one another in respect thereof following the Closing. If, following the Closing, any Party discovers any Affiliate Contract that was not expressly terminated under this Section 6.04 on the Closing Date, the Parties shall seek in good faith to expressly effect such termination. Section 6.05 D&O Indemnified Parties. (a) Buyer acknowledges and agrees that all rights to indemnification, expense advancement, and exculpation for actions or omissions of all current and former directors, managers and officers of the Company (collectively, the “D&O Indemnified Parties”) occurring at or prior to the Closing, whether asserted or claimed, as set forth in the Organizational Documents of the Company shall survive the Closing and shall continue in full force and effect. From and after the Closing Date until the sixth (6th) anniversary thereof, Buyer shall (and shall cause the Company to) perform, discharge and maintain the obligations and provisions with respect to indemnification, expense advancement and exculpation of the D&O Indemnified Parties as set forth in the Organizational Documents of the Company and such indemnity agreements as of the Closing, which provisions shall not be terminated, amended, repealed or otherwise modified in any manner with respect to the rights thereunder of any D&O Indemnified Party. Any claims for indemnification, advancement of expenses or exculpation pursuant to such Organizational Documents and such indemnity agreements as to which Buyer or the Company has received written notice before the sixth (6th) anniversary of the Closing Date will survive until such claims have been finally adjudicated, settled or otherwise resolved. (b) If Buyer, the Company, or any of its or their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its Assets to any Person, then, in each such case, Buyer shall cause proper provision to be made so that the successors and assigns of Buyer or the Company will assume the obligations set forth in this Section 6.05. (c) The provisions of this Section 6.05 shall survive the Closing and continue for the periods specified herein. The provisions of this Section 6.05 shall survive the Closing and continue for the periods specified herein. Section 6.06 Post-Closing Access to Books and Records. (a) From and after the Closing, Buyer shall be entitled to all of the books and records in Seller’s and its Affiliate’s possession or control primarily relating to the Company, the Dovetail System and the Subject Interests and, promptly after the Closing, Seller shall deliver all such books and records to Buyer (including, for the avoidance of doubt, any such books and records relating to environmental, safety and health matters). From and after the Closing, Buyer shall (and shall cause its Affiliates to) provide Seller, its Affiliates and its and their respective

-43- Representatives reasonable access, during normal business hours, to the personnel, books and records of the Company (and the personnel, books and records of Buyer and its Affiliates solely to the extent relating to the Company) for periods prior to the Closing as may be necessary for (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any audit, pending insurance claim or Proceeding, (ii) preparing reports to equity holders or Governmental Authorities or (iii) such other purposes for which access to such documents is reasonably determined by Seller to be necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns, pursuing Tax refunds or responding to or disputing any Tax audit, or the determination of any matter relating to the rights and obligations of Seller or any of its Affiliates under this Agreement or any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required to provide access to any such books and records to Seller to the extent Buyer determines, in its reasonable discretion, that (A) such access would eliminate any attorney-client or other legal privilege available to Buyer, the Company or any of their respective Affiliates or (B) such access would contravene any applicable Law or result in the breach of any confidentiality obligation of Buyer, the Company or any of their respective Affiliates. Buyer shall (and shall cause its Affiliates to), for a period of seven (7) years following the Closing Date, maintain and preserve all books and records of the Company (and all books and records of Buyer and its Affiliates to the extent relating to the Company) for periods prior to the Closing. (b) In connection with the preparation of financial statements or Tax Returns with respect to the Company, for a period of two (2) years after the Closing, Seller shall, and shall use commercially reasonable efforts to cause its Affiliates and Representatives to, as reasonably requested by Buyer and at Buyer’s sole cost and expense, (i) provide Buyer with such financial statements, data, operating information and similar such information, solely to the extent relating to the Company, and (ii) provide and make reasonably available upon reasonable notice and during regular business hours Seller’s personnel and any and all books and records, in each case, in Seller’s or its Affiliates’ possession or control and to which Seller’s or its Affiliates’ personnel have reasonable access, solely to the extent relating to the Company and in a manner that reasonably minimizes interference with Seller’s or its Affiliates operations. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide, and shall not be required to cause its Affiliates and Representatives to provide, access to any such books and records to Buyer to the extent Seller determines, in its reasonable discretion, that (A) such access would eliminate any attorney-client or other legal privilege available to Seller or any of its Affiliates or (B) such access would contravene any applicable Law or result in the breach of any confidentiality obligation of Seller or any of its Affiliates. Buyer shall from time to time promptly upon request by Seller reimburse Seller and its Affiliates and Representatives for any and all reasonable, documented out-of-pocket fees, costs or expenses (including reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with their compliance with this Section 6.06(b). (c) From and after the Closing, Seller and its Affiliates shall have the right to retain: (i) data room material and photocopies of all books and records, including all Tax Returns and other information and documents relating to Taxes, of the Company, in each case, relating to periods (or portions of such periods) ending on or prior to the Closing Date; and (ii) any books and records to the extent reasonably necessary to prepare Seller’s, its members’ and their respective

-44- Affiliates’ financial statements and Tax Returns, in each case solely to the extent (1) required by any Governmental Authority, including any applicable Law or regulatory request, (2) reasonably necessary for Seller and its Affiliates to perform their respective obligations pursuant to this Agreement and the Transaction Documents, (3) consistent with Seller’s retention policies or (4) may be relevant in connection with any Claim arising under this Agreement or defense of disputes arising under this Agreement or the Transaction Documents. Section 6.07 Press Releases and Communications. (a) Each Party shall not (and shall cause its Affiliates not to) make any public disclosure relating to this Agreement and/or the transactions contemplated hereby without the consent of the other Party; provided, however, either Party may make a public disclosure without the consent of the other Party to the extent such disclosure is limited to information that has already been publicly disclosed pursuant to Section 6.07(b). (b) Notwithstanding anything herein, the foregoing shall not prohibit any Party from making any public filing, announcement or disclosure relating to this Agreement and the transactions contemplated hereby required to comply with applicable Law or the rules of any applicable securities exchange; provided that the disclosing Party shall, to the extent practicable under the circumstances and only with respect to disclosures to be made prior to the two year anniversary of the date hereof, give the non-disclosing Party reasonable opportunity to review and such disclosure, and the disclosing Party shall consider in good faith any comments received by the non-disclosing Party with respect to such disclosure. Section 6.08 Wrong Pockets. (a) From and after the Closing, for a period of two (2) years, if Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates (including the Company), on the other hand, discovers that any of the Assets of Seller or any of its Affiliates were primarily used, or held for use, in the Business or the Dovetail System, then Seller shall, and shall cause its Affiliates to, cooperate with Buyer to transfer or assign such Assets to Buyer (or its designee) with no requirement of additional consideration to the fullest extent permitted by applicable Law and execute and deliver any amendments or supplements to the Transaction Documents, as applicable, to transfer such Assets to Buyer (or its designee) effective as of the Closing Date. The Parties agree to use commercially reasonable efforts to structure any transfer of Assets referred to in this Section 6.08 in a manner that minimizes Taxes and is equitable from a legal perspective for the Parties and the Company. (b) From and after Closing, for a period of two (2) years, any amounts received by the Company following the Closing Date attributable to gathering fees generated under the Riley GGA relating to services rendered on a date or period prior to the Closing Date shall be promptly remitted by Buyer to Seller. Section 6.09 Excluded Marks. (a) Except as expressly set forth herein, within one hundred and eighty (180) days following the Closing, Buyer shall cause the Company to cease usage of all Excluded Marks, including eliminating the Trademarks from the Assets of the Company, amending the

-45- Organizational Documents to remove the Trademarks from the name of the Company and disposing of any unused stationery and literature of the Company bearing the Excluded Marks, and thereafter, Buyer shall not, and shall cause the Company and its and their respective Affiliates not to, use the Excluded Marks, and Buyer acknowledges that it and its Affiliates (including the Company) have no rights whatsoever to use the Excluded Marks. Without limiting the foregoing, following the sixty (60) day period after the Closing Date, upon written request from Seller, Buyer shall provide evidence to Seller that Buyer has provided notice to all applicable Governmental Authorities and all counterparties to the Material Contracts regarding the sale of the Subject Interests to Buyer and the new addresses for notice purposes. (b) Notwithstanding anything to the contrary in this Section 6.09, from and after the Closing, Buyer shall, and shall ensure that each of its Affiliates shall not, directly or indirectly, in any jurisdiction in the world (A) adopt, use, register or apply for registration of any Excluded Mark or (B) contest or challenge the validity or registrability of any Excluded Mark or any Seller’s or any of its Affiliates’ (including any of their respective successors’ or assigns’) ownership or use of any Excluded Mark. Section 6.10 Non-Compete. (a) During the period beginning on the Closing Date and ending on the date that is three (3) years after the Closing Date, Seller shall not, and shall cause its Affiliates, and its and their respective successors and assigns (including with respect to the Committed Gas and Committed Gas Interests (in each case as defined in the A&R Gas Purchase Agreement)), directly or indirectly, develop, own, operate or otherwise service a gas-gathering or processing system (or do any of the foregoing with respect to any gas processing, compression or treating) in the Dedicated Area (as defined in the A&R Gas Purchase Agreement). The foregoing restrictions shall not apply with respect to (i) any gas-gathering or processing system acquired by Seller or any of its Affiliates that, at the time of acquisition, is operational, (ii) any contractual obligations relating to build-outs of any gas-gathering or processing system that are assumed pursuant to any such acquisition described in clause (i), provided such obligations existed prior to contemplation of such acquisition or (iii) any “Committed Gas Interests” that are permanently released from the “Dedication” in accordance with Article 2.2 of the A&R Gas Purchase Agreement. (b) Seller acknowledges that a breach or threatened breach of this Section 6.10 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). Seller acknowledges that the restrictions contained in this Section 6.10 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, whereby the Buyer is purchasing, among other things, the Subject Interests and related goodwill associated with the Company from Seller. In the event that any covenant contained in this Section 6.10 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such

-46- covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.11 Post-Closing Assignments. Seller and Buyer shall cooperate in good faith and use commercially reasonable efforts to assign those certain Pending Easements set forth on Section B of Section 4.12(h) of the Seller Disclosure Schedules, once approved by the applicable Governmental Authorities, to RPOC (or Seller’s designee) or the Company, as applicable. Section 6.12 Other Post-Closing Cooperation. (a) Accounting. For a period of (i) ninety (90) days following the Closing Date and (ii) to the extent the Birdie Compressor Station Closing occurs, ninety (90) days following the Birdie Compressor Station Closing Date, Seller shall, and shall cause its Affiliates to, cooperate in good faith with Buyer and its Affiliates with respect to (i) pre-Closing accounting and cash verification for revenues, operating expenses and capital expenditures, (ii) validation that cash received by Buyer or its Affiliates in connection with the transactions contemplated hereby is appropriately applied to pre-Closing balances, (iii) ensuring timely payments are made to vendors related to pre-Closing activities, (iv) support and assist on an as-needed basis with respect to capital expenditures required to be made by the Company in such ninety (90) day period, (v) preparation of closing financial records including trial balance, cash statements, account reconciliation, outstanding accounting items, as well as for support for accruals and pre-payments and other data related to the Assets, (vi) detailing open purchase orders with commitments as of the Closing, (vii) collection of receivables and (viii) assisting in making payments to vendors (subject to Company approval). To the extent Seller maintains access to any Company bank account following the date hereof for any period of time, Seller shall not, and shall assist Company in ensuring that no Person has, misappropriate any funds in any such bank account. Seller hereby acknowledges that Buyer and its Affiliates shall have control over the disputes invoices set forth on Section 4.06 of the Seller Disclosure Schedules, and Seller shall use reasonable efforts to cooperate with Buyer and its Affiliates in connection with coordination of any such settlements to the extent reasonably requested by Buyer or its Affiliates. (b) G&P. (i) For a period of fifteen (15) days following the Birdie Compressor Station Closing, Seller shall, and shall cause its Affiliates to, provide support from Seller and its Affiliates’ operators to Buyer and its Affiliates with respect to the ownership and operation of the Birdie Compressor Station Assets. (ii) For a period of forty-five (45) days following the Birdie Compressor Station Closing, Seller shall, and shall cause its Affiliates to, provide support from Seller and its Affiliates’ supervisory control and data acquisition engineers to Buyer and its

-47- Affiliates with respect to the ownership and operation of the Birdie Compressor Station Assets. (c) Seller Credit Support Obligations. As promptly as reasonably practicable following the Closing, Buyer shall (or shall cause the Company or any Affiliate) to replace the Seller Support Obligations and thereafter the Parties shall use commercially reasonable efforts to release the Seller Support Obligations. ARTICLE VII SURVIVAL AND REMEDIES Section 7.01 Survival. The representations and warranties of Seller contained in this Agreement (or in any certificate delivered in connection herewith) shall survive the applicable Closing for a period of twelve (12) months after the Closing Date; provided, however, that the Fundamental Representations shall survive the Closing for a period of six (6) years after the Closing Date (except with respect to Section 4.25(b) (Capital Expenditures), which shall survive the Closing for a period of one (1) year after the Closing Date); provided, further, that the representations and warranties of Seller contained in Section 4.15 shall survive for a period of sixty (60) days after the expiration of the applicable statute of limitations. The representations and warranties of Buyer contained in this Agreement (or in any certificate delivered in connection herewith) shall survive indefinitely. The covenants and agreements of the Parties that by their terms are to be performed or complied with at or after the Closing shall survive for a period of thirty (30) days after their expiration in accordance with their terms. The obligations of Seller with respect to (i) Seller Taxes shall survive for a period of sixty (60) days after the expiration of the applicable statute of limitations and (ii) the Specified Pre-Closing Liabilities shall survive indefinitely. No Indemnifying Party shall have any liability for any claim for indemnification made pursuant to Section 7.02(a) or Section 7.02(b) by an Indemnified Party with respect to any representation, warranty, covenant or agreement hereunder unless the Indemnified Party notifies such Indemnifying Party of such claim in writing, setting forth in reasonable detail the nature of the claim, including an estimate of the Losses attributable to such claim, on or before the expiration of the survival period for such representation, warranty, covenant or agreement provided in the first sentence of this Section 7.01; provided that, any such claim for indemnification made pursuant to Section 7.02(a) or Section 7.02(b) within the applicable survival period set forth above in this Section 7.01 shall continue to survive with respect to such claim until such claim is finally resolved; provided further that, if no such claim for indemnification is made pursuant to Section 7.02(a) or Section 7.02(b) within the applicable survival period set forth above in this Section 7.01, then such claim for indemnification shall be waived. For clarity references to the “Closing” and the “Closing Date” in this Section 7.01 shall refer to the Birdie Compressor Station Closing and the Birdie Compressor Station Closing Date with respect to any Claims related to the Birdie Compressor Station Assets or otherwise with respect to the representations and warranties or obligations described in Article VIII. Section 7.02 Indemnification. (a) Subject to the provisions of this Article VII, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and each of their respective Representatives (the “Buyer Indemnified Parties”), from any and all Losses incurred or paid by

-48- a Buyer Indemnified Party as a result of (i) any breach of any representation or warranty of Seller (or its applicable Affiliate) contained in this Agreement or in any other Transaction Document, (ii) any breach of any covenant or agreement of Seller contained in this Agreement, (iii) Seller Taxes or (iv) Specified Pre-Closing Liabilities. (b) Subject to the provisions set forth in this Article VII, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and each of their respective Representatives (the “Seller Indemnified Parties”), from any and all Losses incurred or paid by a Seller Indemnified Party as a result of (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any other Transaction Document or (ii) any breach of any covenant or agreement of Buyer contained in this Agreement. (c) Notwithstanding anything to the contrary herein, the Parties shall have a duty to use commercially reasonable efforts to mitigate any Losses arising out of or relating to this Agreement or the transactions contemplated hereby. (d) Except for matters for which Seller has indemnification obligations pursuant to Section 7.02(a) or otherwise has an obligation under the terms of this Agreement or any other Transaction Document, Buyer acknowledges that the Company shall remain liable for the pre-Closing Liabilities of the Business. Section 7.03 Procedure for Indemnification. (a) Each assertion of any Claim or the commencement of any Proceeding by any Persons not Parties (or their Affiliates) (each, a “Third Party”) in respect of which indemnity may be sought, including claims by any Governmental Authority for penalties, fines and assessments (each, a “Third-Party Claim”), must be made by delivery by the Party to be indemnified (the “Indemnified Party”) to the Party responsible for the indemnification obligation (the “Indemnifying Party”) of written notice containing details reasonably sufficient to disclose to the Indemnifying Party the nature and scope of the Third-Party Claim including an estimate of the amount of claimed Losses and copies of all relevant pleadings, documents and information within ten (10) Business Days after the Indemnified Party’s knowledge of such Third-Party Claim. Any failure in the delivery of such notice shall not affect the obligations of the Indemnifying Party, except to the extent that the rights and remedies of the Indemnifying Party are actually and materially prejudiced as a result of the failure to give, or delay in giving, such notice. In the event that any Third-Party Claim is brought against an Indemnified Party for which the Indemnifying Party may be required to indemnify the Indemnified Party hereunder, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim (and such defense shall include all appeals or reviews of such Third-Party Claim) and shall be entitled to control and appoint lead counsel of such defense, in each case at its own expense (such election to be without prejudice to the right of the Indemnifying Party to dispute whether such claim is for indemnifiable Losses under this Article VII); provided, that prior to assuming control of such defense, the Indemnifying Party shall, within 30 days after delivery of a notice by the Indemnified Party of such Third-Party Claim, give written notice to the Indemnified Party that it is assuming and controlling the defense of such Third-Party Claim; provided, further, however, that an Indemnifying Party shall not have the right to assume and control the defense of any Third-Party Claim if the Third-Party Claim (x) involves any criminal or regulatory action or claim, (y) seeks non-monetary remedies or (z) where the portion of the claim

-49- for which the Indemnified Party would not be indemnified is reasonably likely to exceed the portion of the claim for which it would be indemnified. If the Indemnifying Party shall so assume the control of the defense of a Third-Party Claim, the Indemnifying Party shall not make any settlement of any Third-Party Claim without the written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, that, such consent shall not be required if (i) the settlement does not contain any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party or any of its Affiliates, (ii) the sole relief in such settlement is monetary damages, which the Indemnifying Party shall pay or cause to be paid concurrently with the effectiveness of such settlement, (iii) the settlement contains an unconditionally full release of the Indemnified Party and any of its Affiliates affected by such Third-Party Claim and (iv) the settlement does not encumber any of the Assets of any Indemnified Party or impose any restriction or condition that would apply to or materially adversely affect any Indemnified Party. If the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnified Party will have the right to participate in, but not control, the defense of such Third-Party Claim and to employ separate counsel of its own choosing for such purpose, in which case the reasonable and documented fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided, that the Indemnifying Party shall (without prejudice to the right of the Indemnifying Party to dispute whether such fees and expenses constitute indemnifiable Losses under this Article VII) pay the fees and expenses of such separate counsel if (i) representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest or (ii) there are material legal defenses available to an Indemnified Party that are different from or in addition to those available to the Indemnifying Party. In case the Indemnified Party chooses to participate in the defense of a Third-Party Claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed with respect to such Third-Party Claim. If requested by the Indemnifying Party, the Indemnified Party shall reasonably cooperate, and cause its Affiliates to reasonably cooperate, in the defense or prosecution of any Third-Party Claim, including the making of any related counterclaim against the Persons asserting such Third-Party Claim, and shall furnish or cause to be furnished such records, personnel, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith (with reasonable and documented costs and expenses related thereto to be indemnifiable Losses hereunder); provided, that no Party shall be required to disclose any such records or information that would result in the loss of attorney-client privilege, but such Party shall use its reasonable best efforts to develop an alternative to providing such records or information that is reasonably acceptable to the other Party. (b) If an Indemnified Party has a claim for indemnification under Section 7.02 against an Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall give written notice containing details reasonably sufficient to disclose to the Indemnifying Party the nature and scope of the claim including an estimate of the amount of claimed Losses and copies of all relevant documents and information as promptly as reasonably practicable. Any failure in the delivery of such notice shall not affect the obligations of the Indemnifying Party, except to the extent that the rights and remedies of the Indemnifying Party are actually and materially prejudiced as a result of the failure to give, or delay in giving, such notice. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its and its Affiliates’ books and records during normal business hours and upon reasonable prior notice for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim

-50- for indemnifiable Losses. If the Indemnifying Party disputes its indemnification obligation for any Losses with respect to such claim, such dispute shall be resolved pursuant to Section 9.09. (c) In the event an Indemnified Party recovers Losses in respect of a claim for indemnification under this Article VII, no other Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification. Section 7.04 Exclusive Remedy. From and after the Closing, except for (i) claims for specific performance or injunctive relief sought pursuant to Section 9.13, (ii) Fraud or (iii) Article VIII, the indemnification and remedies set forth in this Article VII shall be the sole and exclusive remedies for any and all claims against any Party to the extent arising under, out of, related to or in connection with this Agreement (or in any certificate delivered pursuant hereto) or any of the other Transaction Documents (other than the A&R Gas Purchase Agreement, which shall apply in accordance with its terms). Without limiting the generality of the foregoing and subject to this Article VII, Article VIII and Section 9.13, from and after the Closing, each of Buyer and Seller hereby waives, to the fullest extent permitted under applicable Law (including Environmental Law), any and all rights, claims and causes of action (except for claims of Fraud) that it or any of its respective Affiliates may have against any other Party, any of its Affiliates or any of its or their respective Representatives with respect to the subject matter of this Agreement (and any certificate delivered pursuant hereto) or any of the other Transaction Documents (other than the A&R Gas Purchase Agreement, the terms of which shall apply in accordance with its terms), whether under any contract, misrepresentation, tort or strict liability theory, or under applicable Law (including Environmental Law), and whether at law or in equity. Section 7.05 Limitation of Claims; Mitigation. Notwithstanding anything to the contrary contained herein: (a) The maximum aggregate liability of Seller under Section 7.02(a)(i) (other than with regard to any breaches of any of Seller’s Fundamental Representations or any of the representations or warranties set forth in Section 4.15 (Tax Matters), or in the case of Fraud) shall not exceed an amount equal to [***]; and in no event (other than in the case of Fraud) shall Seller’s aggregate liability arising out of or related to this Agreement or any certificate relating hereto or other document delivered pursuant hereto, whether based on contract, tort, strict liability, other Laws or otherwise, exceed the Purchase Price. (b) In no event shall Seller have any liability in respect of any indemnification obligations under Section 7.02(a)(i), (x) with respect to any claim (or a series of related claims), such liabilities exceed [***] (the “De Minimis Amount”) and (y) unless and until liabilities exceed, in the aggregate, an amount equal to [***] (the “Deductible”), and then only to the extent such liabilities are in excess of the Deductible; provided, that the De Minimis Amount and Deductible limitations shall not apply to breaches of any of Seller’s Fundamental Representations or claims in respect of Seller Taxes or representations or warranties related to Taxes. (c) In no event shall Buyer’s aggregate liability arising out of or related to this Agreement or any certificate relating hereto or other document delivered pursuant hereto, whether based on contract, tort, strict liability, other Laws or otherwise, exceed the Purchase Price (other than in the case of Fraud).

-51- (d) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NO PARTY NOR ANY OF ITS AFFILIATES NOR ANY OF ITS OR THEIR RESPECTIVE REPRESENTATIVES SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, LOST PROFITS, LOSS OF ENTERPRISE VALUE, DIMINUTION IN VALUE, LOSSES CALCULATED BY REFERENCE TO ANY MULTIPLE OF EARNINGS OR EBITDA (OR ANY OTHER VALUATION METHODOLOGY), DAMAGES TO REPUTATION OR LOSS TO GOODWILL, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT (“NON-REIMBURSABLE DAMAGES”); PROVIDED, THAT IN NO EVENT SHALL ANY AMOUNTS PAYABLE TO A THIRD PARTY WITH RESPECT TO A THIRD PARTY CLAIM BE DEEMED NON-REIMBURSABLE DAMAGES. Section 7.06 Materiality. Notwithstanding anything to the contrary in this Agreement, for purposes of calculating Losses and determining whether there has been a breach of any representation or warranty in connection with a claim for indemnification under Section 7.02(a)(i) or Section 7.02(b)(i), each of the representations and warranties that contain any qualifications as to materiality or Material Adverse Effect shall be deemed to have been given without giving effect to any such qualifications. Section 7.07 Tax Treatment of Indemnity Payments. Seller and Buyer agree to treat any indemnity payment made pursuant to this Article VII as an adjustment to the Purchase Price for U.S. federal Income Tax purposes. ARTICLE VIII BIRDIE COMPRESSOR STATION Section 8.01 Conduct of Birdie Compressor Station. Except as otherwise expressly required by this Article VIII, consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), or as required by applicable Law, from the date hereof until the earlier of the Birdie Compressor Station Closing or the termination of this Article VIII in accordance with Section 8.08 (the “Birdie Compressor Station Interim Period”), Seller shall, with respect to the Birdie Compressor Station Assets: (a) other than with respect to the items set forth on Section 8.01(a) of the Seller Disclosure Schedules, operate in the ordinary course of business consistent with past practice (and in any event in accordance with applicable Law) and use commercially reasonable efforts to (i) preserve, maintain and protect the Birdie Compressor Station Assets in accordance with good industry practices and (ii) maintain relationships with the counterparties and other customers, suppliers, contractors, employees and others having material business relationships relating to the Birdie Compressor Station Assets; and (b) not (i) mortgage, pledge, subject to a Lien or otherwise encumber, or permit any Lien to exist on, all or any portion thereof, other than, in each case, Permitted Liens (ii) sell, assign, transfer, lease, sublease, assign, convey or otherwise dispose of all or any portion thereof

-52- to any Person or (iii) enter into any Contract or Permit that would be legally binding with respect thereto, or terminate, extend, supplement or modify any existing Contract or Permit with respect thereto. Section 8.02 Efforts. (a) Subject to Section 8.02(b), Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to take (or cause to be taken) all actions necessary to consummate, as soon as practicable following the date hereof (but no later than the Birdie Compressor Station Outside Date), the Birdie Compressor Station Closing, including causing the satisfaction of the conditions set forth in Section 8.06. (b) To the extent a Birdie Compressor Station Casualty Event occurs following the date hereof but prior to the earlier of the Birdie Compressor Station Closing and the Birdie Compressor Station Outside Date, Seller shall notify Buyer as promptly as practicable (and in any event within two (2) Business Days) and, at Seller’s sole expense, Seller shall take (or cause to be taken) all actions necessary to remediate such Birdie Compressor Station Casualty Event or to replace the implicated Birdie Compressor Station Assets in a manner such that the condition described on Schedule C shall be satisfied on or prior the Birdie Compressor Station Outside Date. (c) Prior to the Birdie Compressor Station Closing, Seller shall use commercially reasonable efforts to obtain all Consents necessary to assign or convey the Birdie Compressor Station Assets. If any Consent necessary to assign or convey any of the Assets is not obtained prior to the Birdie Compressor Station Closing and the Birdie Compressor Station Closing occurs in accordance with the terms of this Agreement, Seller shall (a) take all commercially reasonable efforts subsequent to the Birdie Compressor Station Closing to obtain such Consent as quickly as possible and (b) to the extent not prohibited by the terms of any applicable Contract or any Law or Permit and until the receipt of such Consent, hold the Birdie Compressor Station Asset subject to obtaining such Consent in trust for Buyer. Seller and Buyer shall cooperate in any lawful and reasonable arrangement reasonably proposed by Buyer under which Buyer shall obtain to the extent practicable the economic claims, rights and benefits under any such Assets. Such reasonable arrangement shall be subject to Buyer’s prior written approval, and may include (i) the subcontracting, sublicensing or subleasing to Buyer of any and all rights of Seller against the other party to such Third Party agreement arising out of a breach or cancellation thereof by the other party and (ii) commercially reasonable efforts by Seller to enforce such rights. The provisions of this Section 8.02(c) shall survive the Birdie Compressor Station Closing. Section 8.03 Access to Information. Subject to applicable Laws relating to the exchange of information, during the Birdie Compressor Station Interim Period, Seller shall permit Buyer, its Affiliates and its and their authorized agents or Representatives to have reasonable access to the assets, books and records, properties, personnel and financial information of the Birdie Compressor Station Assets. Any such access shall be subject to the following additional limitations: (i) Buyer, its Affiliates, and its and their respective Representatives, as applicable, shall give Seller reasonable notice prior to conducting any inspections, such notice to include therewith a description of the activities Buyer intends to undertake, and (ii) Buyer, its Affiliates, and its and their respective Representatives, as applicable, shall use commercially reasonable

-53- efforts to perform all on-site reviews and all communications with any Person in an expeditious and efficient manner. Notwithstanding anything to the contrary in this Article VIII, Seller shall not be required to provide access to any such books and records to Buyer to the extent Seller determines, in its reasonable discretion, that (A) such access would eliminate any attorney-client or other legal privilege available to Seller or (B) such access would contravene any applicable Law or result in the breach of any confidentiality obligation of Seller in existence as of the date hereof. Section 8.04 Birdie Compression Services. (a) During the Birdie Compressor Station Interim Period: (i) Seller (or an Affiliate thereof) shall provide to the Company all compression services as required for Buyer and its Affiliates to comply with their obligations under Riley GGA and the A&R Gas Purchase Agreement; (ii) Seller and its Affiliates shall provide the Company and its Affiliates reasonable access to the Birdie Compressor Station Assets (including access to data related to the operation of the Birdie Compressor Station Assets) and the ability to perform any work and activities (including operation of the pig launcher/receiver) within or with respect to the Birdie Compressor Station Assets (subject in each case to reasonable restrictions with respect to operational and safety conditions) that the Company and its Affiliates deem reasonably necessary in connection with its or their, as applicable, performances under the Riley GGA or the A&R Gas Purchase Agreement and for purposes of operating the Dovetail System; (iii) Seller shall dispose of any produced water and Incidental Liquids (collectively, the “Incidental Substances”) that are collected in connection with performance of services described in this Section 8.04(a) (the “Birdie Compression Services”), and the Company hereby agrees that it shall (or shall cause its Affiliates to) convey title to any Incidental Substances to Seller or its designated Affiliates, and Seller and its Affiliates shall have the right to market or otherwise dispose of such Incidental Substances without any additional consideration to the Company or any of its Affiliates; (iv) any pressure obligations of the Company or any of its Affiliates under the Riley GGA or the A&R Gas Purchase Agreement, as applicable, shall be waived by Seller and its Affiliates, to the extent such pressure obligations are reliant on the Birdie Compressor Station Assets; and (v) the Company shall provide Seller access to any of Easements to the extent reasonably necessary for Seller to provide the Birdie Compression Services. In connection with the Services to be provided by Seller and its Affiliates pursuant to this Section 8.04(a), Buyer shall or shall cause its Affiliates to pay to Seller (i) $250,000.00 for each calendar month such Services are provided (prorated for any calendar month in which Services are not provided for the entirety of such calendar month) and (ii) to the extent allocated to Seller or its applicable Affiliate under the terms of the Riley GGA or A&R Gas Purchase Agreement, all out-of-pocket costs and expenses paid or incurred by Seller for fuel gas, electricity usage and generator rentals provided to or incurred on behalf of the Company during the Birdie Compressor Station Interim Period. (b) To the extent this Article VIII is terminated in accordance with its terms, Seller shall (or shall cause its Affiliates to) continue to provide any applicable Birdie Compression Services (and Buyer shall continue to pay the services fee and reimbursements contemplated in Section 8.04(a)) for so long as the Company and its Affiliates seek in good faith to purchase and/or attempt to construct (to completion) a compressor station to replace the Birdie Compressor Station Assets.

-54- Section 8.05 Representations and Warranties. Seller represents and warrants to Buyer and the Company as of the Birdie Compressor Station Closing Date that, to the extent the relating to the Birdie Compressor Station Assets or the transactions contemplated by this Article VIII, and solely to the extent the Birdie Compressor Station Closing occurs, each of the representations and warranties of Seller contained in Article III and Article IV (except for Section 3.06, Section 4.04, Section 4.05, Section 4.06, Section 4.11(a), Section 4.12(a)-(c), Section 4.13(a), Section 4.14, Section 4.17, Section 4.18, Section 4.19, Section 4.20 and Section 4.22 through Section 4.28 (collectively, the “Birdie Bringdown Exclusions” and each a “Birdie Bringdown Exclusion”)) is true and correct as of the Birdie Compressor Station Closing (notwithstanding the lead-in to either Article III or Article IV). Section 8.06 Conditions to Obligations of Buyer. The obligation of Buyer hereunder to consummate the Birdie Compressor Station Closing is subject to the satisfaction, at or before the Birdie Compressor Station Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion to the extent permitted by applicable Law): (a) Representations and Warranties. (i) The Fundamental Representations of Seller (other than any Birdie Bringdown Exclusion), solely to the extent relating to the Birdie Compressor Station Assets or the transactions contemplated by this Article VIII, shall be true and correct in all respects as of the Birdie Compressor Station Closing (notwithstanding any qualifiers to another date set forth in this Agreement, including the lead in to Article III and Article IV) with the same force and effect as though made on such date; (ii) the representations and warranties of Seller (other than any Birdie Bringdown Exclusion), solely to the extent relating to the Birdie Compressor Station Assets or the transactions contemplated by this Article VIII, contained in this Agreement (other than the Fundamental Representations of Seller and the representations and warranties contained in Section 4.07(a)) shall be true and correct as of the Birdie Compressor Station Closing (notwithstanding any qualifiers to another date set forth in this Agreement, including the lead in to Article III and Article IV) with the same force and effect as though made on such date (disregarding all qualifications as to “materiality,” “Material Adverse Effect” or similar qualifications), except where the failure of such representations and warranties to be true and correct as of such date would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Birdie Compressor Station Assets; and (iii) the representations and warranties of Seller contained in Section 4.07(a), solely to the extent relating to the Birdie Compressor Station Assets, shall be true and correct as of the Birdie Compressor Station Closing (notwithstanding any qualifiers to another date set forth in this Agreement, including the lead in to Article III and Article IV) with the same force and effect as though made on such date. (b) Performance. Seller shall have performed and complied in all material respects with all of the covenants and agreements in this Article VIII required to be complied with by Seller or its Affiliates at or prior to the Birdie Compressor Station Closing.

-55- (c) No Orders. No Order shall have been entered which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Birdie Compressor Station Closing. (d) Completion of Further Matters. All actions set forth on Schedule C shall have been completed. (e) Closing Deliverables. Seller shall have delivered or caused to be delivered to Buyer the following: (i) a counterpart to each Birdie Compressor Station Assignment Agreements, duly executed by RPOC (and the Company shall deliver a counterpart with respect to each such agreement); (ii) a certificate, dated as of the Birdie Compressor Station Closing Date and executed by an authorized officer of Seller, confirming the satisfaction of the conditions set forth in Section 8.06(a)-(d); (iii) a counterpart to the Condensate Sale Agreement, duly executed by Seller (and the Company shall deliver a counterpart with respect thereto); (iv) a counterpart to the Water Disposal Agreement, duly executed by Seller (and the Company shall deliver a counterpart with respect thereto); (v) evidence reasonably acceptable to Buyer affirming or re-affirming, as applicable, the release and termination of any Liens for borrowed money by Seller or its Affiliates encumbering the Birdie Compressor Station Assets, including form Lien release documentation (including any UCC-3 termination or amendment statements, notices, and instruments of discharge) in respect of the termination and release of Liens on the Birdie Compressor Station Assets in connection with the Seller Credit Facility, each in form and substance reasonably satisfactory to Buyer; provided that drafts of such documentation shall have been provided to Buyer at least two (2) Business Days prior to the Birdie Compressor Station Closing Date and Seller shall, or cause Truist Bank, as administrative agent under the Seller Credit Facility, to file the UCC-3 statement(s) evidencing such release and termination on the Birdie Compressor Station Closing Date and promptly (and in no event later than two (2) Business Days after the Birdie Compressor Station Closing Date) deliver such evidence of recording to Buyer; and (f) evidence of Consent, duly executed by the counterparty to such, or notice, as applicable, for each of the Birdie Compressor Station Consents. Section 8.07 Birdie Compressor Station Closing. (a) Upon the terms set forth in this Article VIII: (i) at the Birdie Compressor Station Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Birdie Compressor Station Assets,

-56- free and clear of all Liens (other than Permitted Liens), in consideration for the Birdie Compressor Station Purchase Price; and (ii) in consideration of the delivery by Seller of the Birdie Compressor Station Assets, Buyer shall, by wire transfer of immediately available United States funds to one or more accounts previously designated in writing by Seller, pay to Seller at the Birdie Compressor Station Closing an amount equal to (A) the Birdie Compressor Station Purchase Price and (B) provided such amount(s) are not otherwise included in the Capital Expenditures Adjustment Amount, an amount of documented out-of-pocket capital expenditures incurred (but unpaid) by Seller or its Affiliates in performing the work described on Schedule C in an aggregate amount not to exceed $1,600,000. (b) The closing of the transactions contemplated by this Article VIII (the “Birdie Compressor Station Closing”) will place electronically via the exchange of documents and signatures on (i) the date that is the second (2nd) Business Day after the satisfaction of, or if legally permissible, waiver in writing by Buyer of the last of the conditions set forth in Section 8.06 (other than any such conditions that by their terms will not be satisfied until the Birdie Compressor Station Closing, but subject to the satisfaction of, or, if legally permissible, valid waiver of, such conditions in writing by Buyer, at the Birdie Compressor Station Closing) or (ii) such other date or at such other time as the Parties may mutually agree in writing. The date on which the Birdie Compressor Station Closing actually occurs is herein referred to as the “Birdie Compressor Station Closing Date.” The Birdie Compressor Station Closing shall be deemed to have been consummated at 12:01 a.m. Central Time on the Birdie Compressor Station Closing Date, and all actions required to be taken pursuant hereto at the Birdie Compressor Station Closing (including the delivery of all closing deliverables referred to in Section 8.06(e), which Seller shall cause to occur) shall occur and shall be deemed to take place simultaneously. Section 8.08 Termination. (a) This Article VIII may be terminated at any time prior to the Birdie Compressor Station Closing as follows: (i) by mutual agreement of Buyer and Seller; (ii) by Buyer, by written notice to Seller, if the Birdie Compressor Station Closing shall not have occurred on or prior December 31, 2025 (the “Birdie Compressor Station Outside Date”); provided, however, Seller may at its sole election extend the Birdie Compressor Station Outside Date by thirty (30) days at any given time prior to December 31, 2025 (or, upon such initial extension, for an additional thirty (30) days thereafter) by written notice to Buyer if, at the time of such notice and through the duration of such extension, Seller is using good faith, reasonable efforts to cause the conditions in Section 8.06 to be satisfied; or (iii) by Buyer by written notice to Seller, if any non-appealable Order shall have been entered restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Article VIII.

-57- (b) If this Article VIII is validly terminated pursuant to Section 8.08(a), written notice thereof shall be given by the terminating Party to the other Party, specifying the provision hereof pursuant to which such termination is made, and, thereafter this Article VIII will forthwith become null and void, and there will be no liability or obligation on the part of either Seller or Buyer (or any of their respective Representatives or Affiliates) in respect of this Article VIII; provided, however, that nothing in this Section 8.08(b) shall release any Party from liability arising out of or relating to any Fraud or willful or intentional breach of this Article VIII by such Party prior to the termination of this Article VIII. Nothing in this Section 8.08 shall prohibit any Party from seeking specific performance of the terms of this Article VIII prior to the termination of this Article VIII pursuant to, and on the terms and conditions of, Section 9.13. ARTICLE IX MISCELLANEOUS Section 9.01 Notices. Except as otherwise provided herein, all notices, Claims and other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be effective (a) when delivered by e-mail, upon affirmative acknowledgment of the receipt thereof (provided, however, any out of “out-of-office” e-mail or other similar automatically reply shall not constitute an affirmative acknowledgment of receipt) or (b) when received if delivered by hand or certified or registered mail on any Business Day if delivered. All such notices, Claims and other communications shall be sent to the applicable Party at its respective address set forth below, unless another address has been previously specified to the other Party (if applicable) in writing: If to Buyer: Targa Northern Delaware LLC 811 Louisiana, Suite 2100 Houston, Texas 77002 Attn: General Counsel Email: [***] with a copy (which shall not constitute notice) to: Vinson & Elkins L.L.P. 845 Texas Avenue Suite 4700 Houston, TX 77002 Attn: Benjamin Barron Email: bbarron@velaw.com If to Seller: Riley Exploration — Permian, LLC 29 E. Reno Avenue, Suite 500 Oklahoma City, OK 73104 Attn: Wade Ferguson; Beth di Santo Email: wade.ferguson@rileypermian.com; bdisanto@disantolaw.com

-58- with copies (which shall not constitute notice) to: Kirkland & Ellis L.L.P. 609 Main Street, Suite 4700 Houston, TX 77002 Attn: Chad M. Smith, P.C.; R.J. Malenfant Email: chad.smith@kirkland.com; rj.malenfant@kirkland.com Section 9.02 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective current and future successors and permitted assigns, except that neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Party and any attempted assignment or delegation by any Party in violation of this Section 9.02 shall be null and void ab initio; provided, however, Buyer may assign this Agreement to any of its Affiliates but any such assignment will not relieve Buyer of its obligations hereunder. Section 9.03 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable under applicable Law, then the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 9.04 Disclosure Schedules. The Seller Disclosure Schedules have been prepared in separately titled sections corresponding to sections of this Agreement for purposes of convenience; provided, that, each section of the Seller Disclosure Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Seller Disclosure Schedules to the extent it is reasonably apparent on its face that such information applies to such other section of the Seller Disclosure Schedules. The headings used in the Seller Disclosure Schedules are for reference only and shall not be deemed to affect in any way the meaning or interpretation of the information set forth in the Seller Disclosure Schedules or this Agreement. Capitalized terms used in the Seller Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount in any of the representations and warranties contained in this Agreement or the disclosure of any item in any of Seller Disclosure Schedules is not intended to imply that the amounts, or higher or lower amounts, or the items so disclosed, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business. No disclosure (or absence thereof) forth in any of the Seller Disclosure Schedules shall imply any representation or warranty which is not contained in this Agreement, nor shall any disclosure (or absence thereof) be deemed to extend the scope of any of the representations and warranties set forth in this Agreement. Items disclosed in the Seller Disclosure Schedules may not be limited to matters required by this Agreement to be disclosed therein and may be included solely for informational purposes. No item disclosed in any of the Seller Disclosure Schedules relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. All of the information contained in the Seller Disclosure Schedules shall be

-59- subject to the confidentiality obligations set forth in Section 6.01 and no other Person shall rely on the information disclosed or set forth therein. Moreover, in disclosing the information in the Seller Disclosure Schedules, Seller does not waive any attorney-client privilege or work product protection associated with such information with respect to any of the matters disclosed therein. Section 9.05 Amendment; Waiver; Consent. (a) This Agreement may be amended only in a writing signed by Buyer and Seller. (b) Any waiver of any provision of this Agreement, waiver of any breach of any provision of this Agreement, or waiver of, or election whether or not to enforce, any right or remedy arising under this Agreement or at law, or any consent to any action taken pursuant to this Agreement, must be in writing and signed by or on behalf of the Person granting the waiver or consent, and no waiver, election or consent shall be inferred from the conduct of any Party. (c) Any waiver of a breach of any provision of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach. (d) Failure to enforce any provision of this Agreement at any time or for any period shall not waive that or any other provision or the right subsequently to enforce all provisions of this Agreement. (e) Failure to exercise, or delay in exercising, any right or remedy shall not operate as a waiver or be treated as an election not to exercise such right or remedy, and single or partial exercise or waiver of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy. Section 9.06 Entire Agreement. This Agreement and the other Transaction Documents set forth the entire agreement among the Parties and the parties thereto with respect to the subject matter hereof and thereof and supersede any prior understandings or agreements among the Parties and the parties thereto, written or oral, with respect to the subject matter hereof and thereof. Section 9.07 Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument. Section 9.08 Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in Contract, tort or statute) that may be based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in or in connection with this Agreement), and/or the interpretation and enforcement of the rights and duties of the Parties hereunder (each, a “Dispute”), shall be governed by and construed in accordance with the Laws of the State of Texas applicable to Contracts made and performed in such state, without giving effect to any choice or conflict of laws provision or rule (whether in the State of Texas or any other jurisdiction) that would result in the application of the Laws of any other jurisdiction other than the State of Texas

-60- and without regard to any borrowing statute that would result in the application of the statute of limitation of any other jurisdiction. In furtherance of the foregoing, the Laws of the State of Texas will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily or necessarily apply. Section 9.09 Jurisdiction; Venue; Service. (a) Each Party agrees that the appropriate, exclusive and convenient forum for any Dispute between any of the Parties based upon, arising out of or related to this Agreement or the transactions contemplated hereby will be the Texas Business Court located in Houston, Texas (or, if the Texas Business Courts are unavailable or lack jurisdiction, then the federal courts located in the Southern District of Texas or, if the federal courts located in the Southern District of Texas lack jurisdiction, then the state courts located in Harris County, Texas), and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any Proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The Parties further agree that the Parties will not bring suit with respect to any Disputes in any court or jurisdiction other than the above specified courts. Each Party agrees that a judgment in any such Dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Notwithstanding the foregoing, the Parties shall be entitled to enforce the provisions of Section 6.02 in any court of competent jurisdiction. (b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement, and (ii) submits to the personal jurisdiction of any court described in Section 9.09(a). (c) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court referred to in Section 9.09(a). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 9.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF). Section 9.11 Expenses. Unless otherwise expressly provided for in this Agreement or any other Transaction Document, each Party shall pay, without right of reimbursement or offset

-61- from any other Party, all costs and expenses incurred by it or any of its Affiliates in connection with negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, whether or not the transactions contemplated by this Agreement are consummated. Section 9.12 No Third-Party Beneficiaries. No Person other than the Parties and their respective successors and permitted assigns shall have any rights, remedies, obligations or benefits under any provision of this Agreement, except for the Non-Recourse Parties pursuant to Section 9.14. Section 9.13 Remedies. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed or complied with in accordance with its specific terms or was otherwise breached or threatened to be breached, and further agree that monetary damages would be an inadequate remedy therefor. Accordingly, each Party agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that, in the event of any non-performance, non-compliance, or other breach or threatened breach by Seller, on the one hand, and Buyer, on the other hand, of any of provision of this Agreement, Seller, on the one hand, and Buyer, on the other hand, shall be entitled to seek an injunction, specific performance and other equitable relief, and to enforce specifically the provisions of this Agreement, to prevent such non-performance, non-compliance or other breach or threatened breach of the such provisions. Any Party seeking any injunction, specific performance or other equitable relief, or to enforce specifically the provisions of this Agreement, shall not be required to provide any bond or other security in connection with any such injunction, specific or other equitable relief or enforcement. In the event that any Proceeding is brought to enforce specifically the provisions of this Agreement, no Party shall allege, and each Party, on behalf of itself and its Affiliates and its and their respective Representatives, hereby waives the defense, that there is an adequate remedy at Law and agrees that it will not oppose the granting of any equitable relief to the other Party on the basis that (i) any Party has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or in equity. Section 9.14 No Recourse. All causes of action or Proceedings (whether in contract or in tort, in equity or at Law, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, preparation, execution, delivery, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be brought only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement in the preamble of this Agreement (each, a “Contracting Party”). No Person who is not a Contracting Party, including any past, present or future direct or indirect equity holder, Affiliate, Representative, successor or assignee of, or any financial advisor or potential lender of, such Contracting Party or any Affiliate or Representative of any of the foregoing (the “Non-Recourse Party”), shall have any Liability or other obligation (whether in contract or in tort, in equity or at Law, or granted by statute) for any cause of action or Proceeding arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, preparation, execution, delivery, performance, or breach; and, to the maximum extent permitted by applicable Law, each Contracting Party hereby waives and releases all such causes of action and Proceedings against any such Non-Recourse Party. Without limiting the generality of the foregoing, to the maximum

-62- extent permitted by applicable Law, (a) each Contracting Party hereby waives and releases any and all causes of action or Proceedings that may otherwise be brought in equity or at Law, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability or other obligation of any Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding the foregoing, nothing in this Section 9.14 shall preclude any party to any other Transaction Document from making any claim thereunder, to the extent permitted therein and pursuant to the terms thereof (and subject to the applicable limitations set forth therein). This Section 9.14 shall not apply in the event of Fraud and shall have no impact on the releases set forth in Section 9.15. Section 9.15 Release. (a) Effective as of the Closing, except for the enforcement of any rights or remedies of any Party under this Agreement or any other Transaction Document or in the case of Fraud, Buyer, on its own behalf and on behalf of its direct and indirect equity holders, Affiliates (including the Company following the Closing) and Representatives, and its and their respective Affiliates and Representatives, and each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (each, a “Buyer Releasing Person”), hereby irrevocably, absolutely and unconditionally releases and forever discharges Seller, its respective past, present and future direct and indirect equity holders, Affiliates and Representatives, and each of its and their respective Affiliates and Representatives, each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (each, a “Seller Released Person”) from, and agrees not to assert any cause of action or Proceeding with respect to, any Losses or Liabilities whatsoever, of any kind or nature, whether at law or in equity, which have been or could have been asserted against any Seller Released Person, which any Buyer Releasing Person has or ever had, which arises out of or in any way relates to events, circumstances or actions occurring, existing or taken prior to or as of the Closing Date in respect of matters relating to Seller’s ownership or operation of the Subject Interests or the Company. Notwithstanding the foregoing, the Buyer Releasing Persons do not release any of their rights and interests under (i) the terms of this Agreement or (ii) any of the other Transaction Documents. (b) Effective as of the Closing, except for the enforcement of any rights or remedies of any Party under this Agreement or any other Transaction Document or in the case of Fraud, Seller, on its own behalf and on behalf of its direct and indirect equity holders, Affiliates and Representatives, and its and their respective Affiliates and Representatives, and each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (each, a “Seller Releasing Person”), hereby irrevocably, absolutely and unconditionally releases and forever discharges Buyer and the Company, their respective past, present and future direct and indirect equity holders, Affiliates and Representatives, and each of its and their respective Affiliates and Representatives, each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (each, a “Buyer Released Person”) from, and agrees not to assert any cause of action or Proceeding with respect to, any Losses or

-63- Liabilities whatsoever, of any kind or nature, whether at law or in equity, which have been or could have been asserted against any Buyer Released Person, which any Seller Releasing Person has or ever had, which arises out of or in any way relates to events, circumstances or actions occurring, existing or taken prior to or as of the Closing Date in respect of matters relating to Seller’s ownership or operation of the Subject Interests or the Company. Notwithstanding the foregoing, the Seller Releasing Persons do not release any of their rights and interests under (i) the terms of this Agreement or (ii) any of the other Transaction Documents. (c) For clarity, the releases in respect of the Birdie Compressor Station Assets shall be as of the Birdie Compressor Station Closing Date. Section 9.16 Further Assurances. From time to time after the Closing, each Party shall, and shall cause its Affiliates to, without further consideration, execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such other actions as any other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement, including (but not limited to) as may be necessary or appropriate to (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement. Section 9.17 Conflict Waiver; Attorney-Client Privilege. (a) It is acknowledged by each of the Parties that Kirkland & Ellis LLP (“Seller Counsel”) represented Seller and the Company in connection with the negotiation of this Agreement and the Transaction Documents. Buyer agrees, on its own behalf, on behalf of its Affiliates and, effective as of the Closing, on behalf of the Company, that such representation and any prior representation of the Company by Seller Counsel shall not preclude Seller Counsel from serving as counsel to Seller or any director, manager, member, equityholder, partner, officer or employee of Seller, in connection with any litigation, Claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the Transaction Documents or in any other post-Closing matter in which the interests of any such Person or Persons and Buyer or its Affiliates (including the Company) are adverse. (b) Buyer shall not, and shall cause the Company not to, seek or have Seller Counsel disqualified from any such representation based upon the prior representation of the Company by Seller Counsel prior to Closing. Each of the Parties consents to and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection with the negotiation, execution and delivery of this Agreement. The covenants, consent and waiver contained in this Section 9.17 shall not be deemed exclusive of any other rights to which Seller Counsel is entitled whether pursuant to law, contract or otherwise.

-64- (c) Buyer and Seller agree that any attorney-client privilege, attorney work- product protection and expectation of client confidence attaching as a result of Seller Counsel’s representation of the Company in connection with the negotiation of this Agreement and the Transaction Documents and in connection with the transactions contemplated by this Agreement and the Transaction Documents, and all information and documents covered by such privilege or protection, shall belong to and be controlled by Seller and may be waived only by Seller, and not by the Company, and shall not pass to or be claimed or used by Buyer or the Company, except as provided in Section 9.17(d). (d) In the event that a dispute arises between Buyer or the Company, on the one hand, and a Third Party other than Seller or any of its Affiliates, on the other hand, the Company may assert the attorney-client privilege on behalf of Seller to the extent necessary to prevent disclosure of privileged materials described in Section 9.17(c) to such Third Party. Notwithstanding the foregoing such privilege may be waived only with the prior written consent of Seller. Section 9.18 Parent Guarantee. Parent hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to Buyer the full and timely observance and performance of Seller’s obligation under Section 2.03, Section 6.03, Section 6.10 and Article VII; provided, that the guarantee in this Section 9.18 shall not include the A&R Gas Purchase Agreement (the “Guaranteed Obligations”). The Guaranteed Obligations shall be joint and several obligations of Seller and Parent. This is a guarantee of payment and performance and not of collectability. Parent will, upon demand by Buyer forthwith, make (or shall cause its Affiliates to make) full payment or performance of this guarantee to the appropriate Person pursuant to the terms of this Agreement. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions of this Agreement effected in accordance herewith. The obligations of Parent hereunder shall not be affected by or contingent upon (a) any change in the existence, structure, or ownership of Buyer, the liquidation or dissolution of, or the merger or consolidation of Buyer with or into any Person or any sale or transfer by Buyer of all or any part of its property or assets, (b) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting Buyer, (c) any disability or any other defense of Buyer or any other Person (with or without notice) which might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise, (d) any failure of Buyer to comply with any of the terms of this Agreement or (e) the existence of any claim, setoff or other rights in which Parent may have at any time against any Person, whether in connection herewith or in connection with any unrelated transactions. In connection with the foregoing, Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Seller, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.18; provided, that nothing herein shall constitute a waiver of any rights or defenses of Seller or Parent under this Agreement. Buyer entered into this Agreement in reliance upon this Section 9.18. Parent acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the waivers and agreements by Parent set forth in this Section 9.18 are knowingly made in contemplation of such benefits. [Signature Page Follows]

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the Parties have executed this Agreement on the Closing Date. SELLER RILEY EXPLORATION — PERMIAN, LLC By: /s/ Bobby D. Riley Name: Bobby D. Riley Title: Chief Executive Officer Solely for purposes of Section 11.18 PARENT RILEY EXPLORATION PERMIAN INC. By: /s/ Bobby D. Riley Name: Bobby D. Riley Title: Chief Executive Officer

Signature Page to Purchase and Sale Agreement BUYER TARGA NORTHERN DELAWARE LLC By:/s/ Robert M. Muraro Name: Robert M. Muraro Title: Chief Commercial Officer

EXHIBIT A EARNOUT PAYMENTS Capitalized terms used but not defined in this Exhibit or in the Agreement shall have the meanings ascribed to them in the A&R Gas Purchase Agreement. Buyer shall pay Riley Exploration — Permian, LLC, a Delaware limited liability company (“REP”) each earnout payment set forth in the below table (each, an “Earnout Payment”) if Seller under the A&R Gas Purchase Agreement delivers, pursuant to the A&R Gas Purchase Agreement, Committed Gas produced from the Core Dedicated Area equal to or exceeding the corresponding volumetric threshold set forth in the table below (each, a “Volumetric Threshold”) for 90 consecutive Days on or before the applicable date set forth in the table below for such Earnout Payment (each, an “Earnout Date”). (i) Any 90 consecutive day period and (ii) each Earnout Date, will, in each case be extended Day- for-Day for each Day (x) that Buyer is unable to accept Gas of Seller under the A&R Gas Purchase Agreement, pursuant to the A&R Gas Purchase Agreement, at a Receipt Point due to any reason other than Fault of Seller under the A&R Gas Purchase Agreement or (y) during the pendency of a Regulatory Force Majeure Event for which Buyer has received written notice within 10 Business Days after Seller under the A&R Gas Purchase Agreement obtains knowledge of such Regulatory Force Majeure Event if the volumes Seller under the A&R Gas Purchase Agreement would have delivered but for the Regulatory Force Majeure Event would have allowed Seller under the A&R Gas Purchase Agreement to achieve an applicable Volumetric Threshold, provided, however, the Day-for-Day extension attributable to a Regulatory Force Majeure Event by Seller under the A&R Gas Purchase Agreement shall be limited to 180 Days total. Earnout Payments Earnout Volumetric Threshold Earnout Date Earnout Payment Earnout #1 [***] Mcf/d 3 Years from Closing Date $30,000,000 Earnout #2 [***] Mcf/d 3 Years from Closing Date $20,000,000 Earnout #3 [***] Mcf/d 5 Years from Closing Date $10,000,000 Each Earnout Payment will be paid by Buyer to REP within 90 Days after the achievement of the applicable Volumetric Threshold by wire transfer of immediately available funds to the account or accounts designated by Seller under the A&R Gas Purchase Agreement by written notice. For the avoidance of doubt, the Earnout Payments are cumulative and in total cannot exceed $60,000,000. REP shall not assign or otherwise transfer any of its rights to the Earnout Payment without the prior written consent of Buyer.